Exhibit 10.1

SUBLEASE

THIS SUBLEASE is made as of the 14th day of December, 2004, by and between APW NORTH AMERICA INC. (hereinafter the “Sublessor”) and AMERICAN BANK NOTE HOLOGRAPHICS, INC. (hereinafter the “Sublessee”).

WHEREAS, the Sublessor is leasing from MORE APPLIED FOUR (DE) LLC (hereinafter the “Master Landlord”) certain premises located at 2 Applegate Drive, Robbinsville, New Jersey (the “New Jersey Premises”) pursuant to a certain Deed of Lease Agreement dated as of May 30, 2000, between Power (DE) QRS 14-34, Inc. (the “Original Landlord”), as landlord, and the Sublessor, as tenant, as amended by a First Amendment to Deed of Lease Agreement dated as of July 31, 2000, a Second Amendment to Deed of Lease Agreement dated October 31, 2001 and a Third Amendment to Deed of Lease Agreement dated December 14, 2004 and as assigned to the Master Landlord pursuant to an Assignment and Assumption of Deed of Lease Agreement between the Original Landlord, as assignor, and the Master Landlord, as assignee, dated as of October     , 2001 (collectively, the “Master Lease”), which Master Lease is attached hereto as Exhibit A and in addition to the New Jersey Premises also covers premises in Monon, Indiana, Champlin, Minnesota and Radford, Virginia (the “Other Premises”); and

WHEREAS, the Sublessee desires to sublease the entire New Jersey Premises, and the Sublessor desires to sublease such space to the Sublessee upon the terms and conditions stated herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.                                       Subleased Premises.  Upon the terms and conditions of this Sublease, the Sublessor hereby subleases to the Sublessee and the Sublessee hereby subleases from the Sublessor the entire New Jersey Premises located at 2 Applegate Drive, Robbinsville, New Jersey leased by the Sublessor under the Master Lease, legally described on attached Exhibit B (the “Subleased Premises”).  It is understood and agreed that this Sublease does not include any other premises other than the New Jersey Premises which is the Subleased Premises under this Sublease.  It is acknowledged that the following specified personal property, equipment and/or improvements of the Sublessor (collectively, the “Personal Property”) remains upon the Subleased Premises as of the date of this Sublease: (a) all equipment comprising the paint line, including but not limited to the conveyor, the wash system, the paint booths, the drying ovens, paint hoppers and a burn-off oven, (b) the AC motor winder, and (c) all inventory and all movable furniture not purchased by the Sublessee, except for the furniture, files and lab equipment of the Sublessor (the “Excluded Property”) which Excluded Property only may be stored upon the Subleased Premises in an area of 35 feet by 75 feet (2,625 square feet) in the southwest corner of the warehouse, until no later than January 5, 2005.  The Sublessor shall remove the Personal Property (except the Excluded Property which may remain until no later than January 5, 2005) and repair any damage caused in connection with such removal prior to the Commencement Date of this Sublease.  It is understood that the Excluded Property shall be accessed by the Sublessor only at the time that such Excluded Property will be relocated to a different APW facility.  If the Excluded Property is not removed from the Subleased Premises on or before January 5, 2005, the Sublessee may dispose of the Excluded Property as it so desires and the Sublessor shall reimburse the Sublessee for the reasonable cost of such disposal.  It is understood that the Sublessee shall not have any liability with respect to the Excluded Property and the Sublessee shall not be liable for any injury to persons entering the Subleased Premises relating thereto, and the Sublessor shall indemnify and hold harmless the Sublessee with respect to any such liability.

The Sublessor hereby represents and warrants that no person or entity other than the Sublessor has any rights to use, occupy, lease, sublease or possess any portion of the Subleased Premises.

2.                                       Term.  The term of this Sublease and all of the Sublessee’s and the Sublessor’s rights and obligations hereunder shall commence on the date the last of the contingencies set forth in Paragraph 8 below has been satisfied (the “Commencement Date”) and end on May 31, 2017 (the “Term”), provided however that this Sublease shall sooner terminate in the event of the expiration or termination of the Master Lease.  It is understood that in the event that the Sublessee desires to continue its occupancy of the Subleased Premises for periods subsequent to the expiration of the original term of the Master Lease, the Sublessee shall enter into a direct relationship with the Master Landlord on terms to be negotiated directly between the Sublessee and the Master Landlord; and the Sublessor shall not be a party to such arrangements.  The Sublessee shall not have any right to extend the term of this Sublease with the Sublessor, and the Sublessor shall take no actions to interfere with or undermine the direct negotiations between the Sublessee and the Master Landlord, it being understood however that the Sublessor shall not be required to extend in any way the Master Lease as to any of the properties covered by the Master Lease.

3.                                       Base Rent.  Subject to the abatement provisions set forth below and the satisfaction of all of the contingencies set forth in Paragraph 8 below, the Sublessee shall pay to the Sublessor base rent in monthly installments, each installment payable in the amounts set forth below in advance on the first (1st) day of each month during the term of this Sublease, commencing on the Commencement Date (the “Base Rent”).  The annual amount of the Base Rent due by the Sublessee to the Sublessor for the first year of this Sublease shall be $554,800.00 payable in equal monthly installments of $46,233.33 payable in advance or before the first (1st) day of each month.  Commencing on the first anniversary of the first (1st) day of the month occurring immediately following the Commencement Date and on each anniversary of such date during the term of this Sublease, the Base Rent shall increase by 1.89% per year in excess of the Base Rent for the immediately preceding year.  Base Rent for partial months of this Sublease shall be prorated.

All Base Rent and all other amounts due under this Sublease shall be paid by the Sublessee in advance without notice, set-off or deduction except as expressly provided in this Sublease, in lawful money of the United States to the Sublessor, at N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013 or such other address as the Sublessor may from time to time designate in writing to the Sublessee.  The Sublessor hereby irrevocably authorizes the Sublessee, upon receipt of written notice from the Master Landlord that a default

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has occurred under the Master Lease, to make all Base Rent payments and other payments due hereunder directly to the Master Landlord pursuant to the terms of the Subordination, Non-disturbance, Attornment, Renewal and Option to Purchase Agreement between the Master Landlord and the Sublessee (the “SNDA”), and any such payments made to the Master Landlord in accordance with such notice shall be credited against all Base Rent payments and other payments due under this Sublease; provided however that such payments shall also be applied against and credited to the amounts due by the Sublessor under the Master Lease so long as the Master Lease remains in effect.

It is understood and agreed that the Sublessee shall also be responsible for all sales tax or other tax on rentals, if any, due with respect to the rentals due hereunder, which amounts shall be due along with the applicable monthly installments of rent hereunder, if such a tax were ever enacted, provided that such other taxes shall not encompass income, franchise, estate, or other similar taxes.  The Sublessor shall forward such taxes as paid by the Sublessee to the applicable taxing authority and upon request by the Sublessee, the Sublessor shall provide evidence of such payment to the Sublessee.

Notwithstanding any provision to the contrary contained herein, the Base Rent shall be abated for, and the Sublessee shall not be obligated to pay the Base Rent due for the seven (7) month period commencing on the date that all of the contingencies set forth in Paragraph 8 below have been satisfied, except for the contingency for the Sublessee to obtain the BEIP Grant, and ending on the date that is seven (7) months immediately following such date; provided however, that such abatement shall not affect the Sublessee’s obligation to pay any other amounts or perform any other obligations under this Sublease; and further provided that if the Sublessee shall default at any time beyond any applicable notice and cure periods under this Sublease and the Sublessor exercises its remedies with respect to such default by terminating this Sublease, terminating the Sublessee’s right to possession, or otherwise, then the rent abatement provided under this paragraph shall not be effective and the Sublessee shall be responsible for payment immediately of all amounts due under this Sublease as though there were no provisions for rent abatement.

4.                                       Security Deposit.  The Sublessee shall pay to the Sublessor upon the execution hereof a security deposit in the amount of $46,233.33 (the “Security Deposit”) which shall secure the Sublessee’s obligations hereunder.  In the event of a default by the Sublessee, the Sublessor may apply the Security Deposit toward the cure of same, including without limitation reimbursing the Sublessor for amounts expended by the Sublessor in curing defaults of the Sublessee.  If any part of the Security Deposit is used to cure a default on the part of the Sublessee, the Sublessee shall replenish such deposit so that at all times at least $46,233.33 shall be deposited with the Sublessor.  In the event that any part of the Security Deposit is used to cure a default of the Sublessee hereunder, the Sublessor shall provide written notice to the Sublessee specifying the amounts of the Security Deposit so used to cure said default.  The Sublessor shall return to the Sublessee any excess amount held by the Sublessor after the termination of this Sublease to the extent the Sublessor has not used same to cure any default by the Sublessee under this Sublease.  Unless the Sublessee has entered into a direct lease with the Master Landlord commencing immediately following the expiration of the Sublease, the Sublessor shall not return the Security Deposit (or the balance thereof) to the Sublessee unless the Sublessee has

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vacated the Subleased Premises in the condition required by this Sublease.  There shall be no obligation to segregate the security deposit from other funds of the Sublessor or to accrue interest thereon for the benefit of the Sublessee.

5.                                       Additional Rent Due By and Other Obligations of the Sublessee.  Commencing on the Commencement Date, the Sublessee shall be responsible to pay as Additional Rent the amounts due by the Sublessor as Tenant under the Master Lease with respect to the Subleased Premises as provided below and perform the obligations of the Sublessor as Tenant under the Master Lease with respect to the Subleased Premises as provided below:

A.                                   Impositions.  The Sublessee shall be responsible to timely pay as required by the Master Lease all Impositions arising during the Term of this Sublease relating to this Sublease, the Subleased Premises and/or the Sublessee’s use or occupancy of the Subleased Premises, under Section 9(a) of the Master Lease but only however with respect to the Subleased Premises (but not as to the Sublessor) or as it relates to the Sublessee and not the Sublessor (accordingly all references therein to “Tenant” shall be changed to “Sublessee”); provided however that the Sublessee shall not be responsible for (1) the mortgage recording tax relating to the Minnesota Premises referred to in Section 9(a)(v) of the Master Lease, (2) any transfer taxes due in connection with a sale or transfer of the Subleased Premises or any of the Other Premises, (3) any mortgage registration tax or fee; (4) any franchise, income, excess profits or other taxes of the Sublessor (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Subleased Premises, which, if it were in effect, would be payable by the Sublessee under the provisions hereof or by the terms of such tax, assessment or charge) and (5) any Impositions due under Section 9(a)(iv) of the Master Lease which would not customarily be considered real estate taxes relating to the Subleased Premises.  Sublessee shall also be required to make the Escrow Payments relating only to the Subleased Premises, if required by Section 9(b) of the Master Lease, and if the Sublessee makes such Escrow Payments relating only to the Subleased Premises, then such Escrow Payments made by Sublessee shall be credited to the obligation of the Sublessee to pay such Impositions.  Notwithstanding anything contained herein to the contrary, in the event any Impositions accrue prior to the Term of this Sublease but are not due and payable until after the Commencement Date, such Impositions shall be payable by the Sublessor on a prorata basis based on the number of days such Impositions accrued before the Commencement Date, it being understood that the Sublessee shall be responsible for the amounts set forth above accruing after the Commencement Date.  The Sublessor represents and warrants that to the best of the Sublessor’s knowledge attached hereto as Exhibit E is a Schedule of all the material expenses that were due and payable by the Sublessor with respect to the operation of the Subleased Premises for the

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past two (2) years other than Base Rent under the Master Lease and insurance premiums paid by the Sublessor.

B.                                     Compliance with Laws and Easement Agreements; Environmental Matters.  The Sublessee shall be responsible for compliance with the matters set forth in Section 10 of the Master Lease but only however with respect to the Subleased Premises, provided however that the Sublessee shall not be responsible for:  (1) Environmental Violations with respect to the Subleased Premises arising prior to the commencement of the Term of this Sublease; (2) as to the responsibility to pay for Site Assessments under Section 10(c) of the Master Lease, any costs not relating to an Environmental Violation first arising after the commencement of the Term of this Sublease; (3) any Environmental Violation as to the Other Premises; and (4) any liability arising from a Default under the Master Lease in which the Sublessee is not in default under this Sublease.  It is understood that the Sublessor shall be responsible at the Sublessor’s expense for such remediation and/or correction required in connection with Environmental Violations and other violations of law, which relate to conditions existing prior to the commencement date of this Sublease.  In the event the Sublessor fails to commence to remediate and or correct Environmental Violations and other violations for which the Sublessor is responsible under the immediately preceding sentence, within thirty (30) days after the Sublessor’s receipt of written notice of such failure from the Sublessee, the Sublessee may, if such performance is not commenced within ten (10) days after the Sublessor’s receipt of a written notice after the expiration of such thirty (30) day period of such continued failure and that the Sublessee elects to exercise self-help remedies, then the Sublessee may perform such obligations on behalf of the Sublessor and receive reimbursement as provided below.  If the Sublessor has commenced performance, it shall diligently continue same until completion.  If the Sublessor fails to diligently continue performance, the Sublessee may provide written notice to the Sublessor of such failure to continue performance and if the Sublessor fails to diligently continue performance within ten (10) days after the Sublessor’s receipt of said written notice, then the Sublessee may complete performance of such obligations on behalf of the Sublessor and receive reimbursement as provided below.  The Sublessor agrees to reimburse the Sublessee for all reasonable costs and expenses incurred by the Sublessee in performing the Sublessor’s obligations as set forth herein.  If the Sublessor disputes whether the matter is the Sublessor’s responsibility and/or the reasonableness of the costs incurred, the Sublessee’s sole recourse shall be to commence an appropriate action against the Sublessor in a court of competent jurisdiction.  If the Sublessee obtains a final nonappealable judgment against the Sublessor, such judgment may be satisfied by offsetting the judgment amount against the Base Rent due under this Sublease.  The

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prevailing party in any such action shall pay the non-prevailing party’s reasonable legal fees and expenses in connection with any such action.

C.                                     Liens.  The Sublessee shall not directly or indirectly create or permit to be created or to remain and shall within thirty (30) days after receipt of written notice thereof, bond over, discharge or remove any lien, levy or encumbrance on the Subleased Premises arising from any work to the Subleased Premises by or for the Sublessee or arising from the Sublessee’s acts.

D.                                    Maintenance and Repair.  Subject to the provisions of this paragraph:  (1) the Sublessee shall at all times maintain the Subleased Premises in as good repair and appearance as the Subleased Premises is in on the date hereof and fit to be used for its intended use in accordance with the practices generally recognized as then acceptable by other companies in its industry, provided that with respect to the initial alterations/improvements described on attached Exhibit C, the Sublessee shall maintain same in the same state of repair as the date such alterations/improvements are completed; (2) the Sublessee shall take every other action necessary or appropriate for the preservation and safety of the Subleased Premises; (3) the Sublessee shall promptly make all repairs of every kind or nature, whether foreseen or unforeseen, which may be required to comply with the requirements herein; and (4) the Sublessor and the Master Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Subleased Premises in any way.  Notwithstanding the foregoing, the Sublessor at the Sublessor’s expense shall complete the work described on attached  Exhibit D, which work shall be completed no later than the Commencement Date.  Further, notwithstanding any provision to the contrary, it is understood and agreed:  (1) that in the event that roof under commercially reasonable standards needs to be replaced during the term of this Sublease, provided that the Sublessee at the Sublessee’s expense has performed proper maintenance thereof during the term of this Sublease, the reasonable cost to replace the roof on a one-time basis only shall be shared between the Sublessor and the Sublessee, 35% of such reasonable cost to be paid by the Sublessor and 65% of such reasonable cost to be paid by the Sublessee; and (2) that in the event that the parking lot under commercially reasonable standards needs to be repaved or replaced during the term of this Sublease, provided that the Sublessee at the Sublessee’s expense has performed proper maintenance thereof during the term of this Sublease, the reasonable cost to repave or replace the parking lot on a one-time basis only shall be shared between the Sublessor and the Sublessee, 30% of such reasonable cost to be paid by the Sublessor and 70% of such reasonable cost to be paid by the Sublessee.  Further, in the event that there is a failure of the foundation or load-bearing walls not caused by the acts or omissions of the Sublessee, then the Sublessor at the Sublessor’s expense shall be

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responsible to remedy such failure.  It is expressly understood that the Sublessee at the Sublessee’s expense shall be responsible for all repairs and replacements with respect to mechanical systems.

It is understood and agreed that if the Sublessee shall construct any improvement during the term of this Sublease and such shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Subleased Premises, (ii) violate the provisions of any restrictive covenant affecting the Subleased Premises, (iii) hinder or obstruct any easement or right-of-way to which the Subleased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, the Sublessee shall, promptly after receiving a written demand from a party affected by such encroachment, violation, hindrance, impairment, or obstruction, either (a) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Master Landlord, the Sublessor or the Sublessee or any of such parties, or (b) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making alterations.

With respect to the amounts due by the Sublessor hereunder, in the event Sublessor disputes the necessity for the subject work or the cost thereof, the Sublessee’s sole recourse shall be to commence an appropriate action against the Sublessor in a court of competent jurisdiction.  If the Sublessee obtains a final nonappealable judgment against the Sublessor, such judgment may be satisfied by offsetting the judgment amount against the Base Rent due under this Sublease.  The prevailing party in any such action shall pay the non-prevailing party’s reasonable legal fees and expenses in connection with any such action within ten (10) days of written demand therefor.

E.                                      Alterations and Improvements.  The Sublessee shall be responsible for compliance with the provisions of Section 13 of the Master Lease, but only as to the Subleased Premises.

F.                                      Permitted Contests.  The Sublessee shall be permitted to make the contests under Section 14 of the Master Lease but only as to the Subleased Premises and only to the extent permitted by said Section 14 of the Master Lease.

G.                                     Indemnification.  Except for any amounts payable by the Sublessor pursuant to Section 23(a)(iii) of the Master Lease, the Sublessee shall be responsible for the indemnification obligations under Section 15 of the Master Lease, but only as to the Subleased Premises and only with respect to matters first arising after the commencement of the Term of this

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Sublease and only to the extent same are not due to the fault of the Sublessor or the Master Landlord or their respective agents.

H.                                    Insurance.  The Sublessee shall be responsible to maintain all of the insurance and comply with the provisions of Section 16 of the Master Lease (except to the extent otherwise agreed to in writing by the Master Landlord pursuant to the terms of the SNDA between the Sublessor and the Master Landlord or otherwise, provided however that the Master Landlord deems same to fulfill the obligations of the Sublessor under the Master Lease as to the Subleased Premises), but only as to the Subleased Premises.  All such insurance obtained by the Sublessee shall also include the Sublessor as an additional insured during such time as APW North America Inc. is the Sublessor under this Sublease.  The Sublessee shall also include all other parties as required under the Master Lease.  The Sublessor and the Sublessee hereby waive all rights of subrogation against each other applicable to any insurer.

I.                                         Books and Records.  The Sublessee shall be responsible to comply with Section 28(a) of the Master Lease.

Upon the Sublessor’s written request, the Sublessee shall provide to the Sublessor satisfactory evidence that the Sublessee has fulfilled said obligations from time to time.

6.                                       AS IS.  Except as expressly set forth in this Sublease, it is understood that the Sublessee takes the Subleased Premises, “AS IS, WHERE IS, WITH ALL FAULTS” without any representation or warranty by the Sublessor whatsoever.  The Sublessor shall not be required to make any improvements, repairs or alterations to the Subleased Premises except that the Sublessor shall be responsible to complete the work as set forth on attached Exhibit D.  Except as expressly set forth in this Sublease, the Sublessor has not made and is not making any express or implied representations or warranties whatsoever with respect to the Subleased Premises, including without limitation any representation or warranty regarding the condition of the Subleased Premises, state of repair, safety, fitness for any particular purpose, accuracy of dimensions, whether the improvements are structurally sound, in good condition or in compliance with applicable laws, codes, ordinances and regulations, including without limitation, any relating in any way to hazardous substances or any environmental matters, or ADA compliance.  Except as expressly set forth in this Sublease, the Sublessee acknowledges and represents that the Sublessee is entering into this Agreement without relying upon any such statement, representations or warranty made by the Sublessor or by any agent or by any other person and made solely upon the Sublessee’s own inspections, investigations, and financial analysis of the Subleased Premises.  The Sublessor represents and warrants that as of the date hereof, (i) it has not received written notice from any governmental authority that the Subleased Premises is in violation of any environmental laws or in violation of any applicable laws, rules, regulations, orders, ordinances and requirements of all federal, state and municipal government departments, commissions, boards, and officers and (ii) to the Sublessor’s actual knowledge, the Subleased Premises are not in violation of any environmental laws or in violation of any applicable laws, rules, regulations, orders, ordinances and requirements of all federal, state and

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municipal government departments, commissions, boards, and officers.  The Sublessor further represents and warrants that the Sublessor has no actual knowledge of any defect in the Subleased Premises other than those listed in Exhibit D.  The Sublessor’s representations and warranties set forth in this Sublease shall survive the Sublessee’s acceptance of the Subleased Premises.  Notwithstanding the foregoing, it is understood that the foregoing AS IS provision is subject to (a) the Sublessor’s obligation to remove the Personal Property as provided in Paragraph 1 of this Sublease, (b) the other obligations for which the Sublessor is responsible under the terms of this Sublease, and (c) any condition upon the Subleased Premises which arose from the Sublessor’s breach of any of its obligations under the Master Lease prior to the commencement of this Sublease.

7.                                       Relationship to Master Lease.  This Sublease and all of the Sublessee’s rights hereunder are expressly subject to and subordinate to all of the terms of the Master Lease.  It is understood, however, that the Sublessee shall not be bound by any amendments to the Master Lease made after the date hereof without the Sublessee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  Subject to the provisions of this Sublease, all of the covenants, agreements, terms, provisions and conditions of the Master Lease are incorporated herein as if set forth at length herein, except those which by their nature or purport are inapplicable or inappropriate to the subleasing of the Subleased Premises pursuant to this Sublease or are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease.  Notwithstanding the generality of the preceding sentence, it is agreed as follows:  for the purposes of the incorporation of the terms and provisions of the Master Lease herein, the term “Tenant” in the Master Lease shall mean and refer to the Sublessee hereunder, the term “Landlord” in the Master Lease shall mean and refer to the Sublessor hereunder, the term “Leased Premises” in the Master Lease shall mean and refer only to the Subleased Premises hereunder, the term “Basic Rent” or words of similar import in the Master Lease shall mean and refer to the Base Rent hereunder, the term “Additional Rent” or words of similar import in the Master Lease shall mean and refer to the Additional Rent hereunder, the term “Monetary Obligation” or words of similar import in the Master Lease shall mean and refer to the Base Rent, Additional Rent and all other sums payable hereunder, the term “Lease” or words of similar import in the Master Lease shall mean and refer to this Sublease, and the term “Alterations” or words of similar import in the Master Lease shall mean any alterations, installations, additions and improvements, made pursuant to and in compliance with this Sublease.  The Sublessee covenants and agrees to indemnify and to hold the Sublessor harmless from and against any liabilities arising under the Master Lease by reason of the Sublessee’s failure to comply fully with and pay and perform any and all of said duties, covenants and obligations under and pursuant to this Sublease or by reason of Sublessee’s use and occupancy of the Subleased Premises or the conduct of the business conducted by the Sublessee.  Subject to the foregoing provisions regarding incorporating the Master Lease by reference, it is understood that in the event of a default by the Sublessee hereunder that remains uncured beyond any applicable notice and cure periods, the Sublessor shall be entitled to all of the rights and benefits of the Master Landlord under the Master Lease (except Section 23(a)(iii) of the Master Lease) and the Sublessor shall be able to enforce against the Sublessee the obligations for which the Sublessee is responsible for under this Sublease, and the Sublessor shall be entitled to all rights and remedies which may be available to the Master Landlord.  In addition, the Sublessor shall

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also be entitled to all other rights and remedies available under law or equity.  The Sublessee and the Sublessor acknowledge that termination of the Master Lease will result in a termination of this Sublease, provided however it is understood that a separate nondisturbance agreement will be executed in connection with the Sublease which will provide in part that in the event of the termination of the Master Lease as a result of a default by the Sublessor (not arising because of a default of the Sublessee), then  such Master Landlord will recognize the rights of the Sublessee under this Sublease as provided in such nondisturbance agreement entered into between the Sublessor and the Master Landlord.  It is understood that whenever the consent or approval of the Master Landlord is required with respect to any action or omission of the Sublessee, the Sublessee shall be required to first obtain the prior written approval or consent of the Sublessor which consent shall not be unreasonably withheld, conditioned or delayed, and if consented to or approved by the Sublessor, then such matter shall be submitted to the Master Landlord for its approval or consent.  It is understood that the Sublessee shall not be responsible for any obligations of the Sublessor not expressly set forth herein or expressly incorporated herein by reference.

8.                                       Consent of Master Landlord/Contingencies.  The obligations of the Sublessor and the Sublessee under this Sublease are contingent upon the satisfaction of the following on or before December 17, 2004 (the “Contingency Date”) of the following items:  (i) the Master Landlord’s written approval of this Sublease, (ii) the Master Landlord’s written waiver of the requirement in the Master Lease for a six (6) month security deposit arising from this Sublease, (iii) an estoppel certificate in form and substance reasonably satisfactory to the Sublessee regarding the Master Lease, (iv) the Sublessee, the Master Landlord, and the fee mortgagee entering into a mutually acceptable nondisturbance agreement, (v) the Master Landlord’s written consent to the Sublessee making the alterations shown on the plans attached as Exhibit C, including an acknowledgment from the Master Landlord that such alterations do not need to be removed at the end of the term of this Sublease, (vi) the Sublessee obtaining a Business Employment Incentive Program Grant (the “BEIP Grant”) from the State of New Jersey, (vii) the removal by the Sublessor of the Personal Property (except the Excluded Property as provided in Paragraph 1 above) and the repair by the Sublessor of any damage caused in connection with such removal, and (viii) the completion of the work described on attached Exhibit D.  The Sublessor and the Sublessee represent and warrant that each shall use good-faith diligent efforts to obtain all such documents and satisfy such contingencies on or before the Contingency Date.  Notwithstanding the foregoing, if all such contingencies are not satisfied on or before the Contingency Date (except it is understood that the contingencies in (vii) and (viii) shall run only for the benefit of the Sublessee), either party may terminate this Sublease upon written notice to the other given prior to such contingencies being satisfied, but only after the Contingency Date.  It is understood that as to the contingencies in (vii) and (viii) above, that the Sublessee may at its option waive such contingency(ies) and permit the term of the Sublease to commence with a punch list of items to be performed by the Sublessor and reserving the right to sue for the reasonable cost to complete such work.  The Sublessor shall reasonably cooperate with the Sublessee in attempting to obtain the Master Landlord’s consent or approval to any act or thing requiring the Master Landlord’s consent under the Master Lease, provided that the Sublessor’s prior written consent thereto has been obtained, which Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed, and if consented to or approved by the Sublessor,

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then such matter shall be promptly submitted to the Master Landlord for its approval or consent, to the extent the Master Landlord’s consent is required under the Master Lease.

9.                                       Use and Occupancy.  The Sublessee shall use and occupy the Subleased Premises for the purpose of manufacturing, printing and coating products including, but not limited to, holograms and related products and any other uses permitted by the terms of the Master Lease and in compliance with all applicable laws and ordinances.  The Sublessee’s use shall be in compliance with all applicable laws, ordinances, codes, rules, regulations, and recorded restrictions.  The Sublessee shall be responsible at the Sublessee’s expense to comply with all applicable laws, ordinances, rules and regulations, including without limitation environmental laws and regulations that are not the Sublessor’s responsibility under Paragraph 16 below, in connection with the Sublessee’s use and occupancy of the Subleased Premises.  All governmental permits, licenses and approvals for the Sublessee to occupy the Subleased Premises shall be obtained by the Sublessee at the Sublessee’s sole cost and expense.

10.                                 Assignment and Subletting.  The Sublessee shall not be permitted to assign or encumber this Sublease or sublease the Subleased Premises in whole or in part, whether voluntarily or by operation of law, or permit any other person(s) to occupy the Subleased Premises, without the prior written consent of the Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed.  If the Sublessee is a corporation, partnership or other entity, any transfer or series of transfers and/or issuances of shares resulting in a transfer of control of the Sublessee shall be deemed an assignment hereunder, provided however, that if the Sublessee is a corporation whose shares are publicly traded, the issuance of and/or transfer of any shares of the Sublessee, regardless of whether such issuance or transfer results in a change in control of the corporation shall not be deemed an assignment hereunder and the Sublessor’s consent will not be required thereto.  Notwithstanding the foregoing, the Sublessee shall have the right without the Sublessor’s consent, to assign this Sublease to a business entity that succeeds to the Sublessee as a result of a merger or consolidation and/or to a business entity that acquires all or substantially all of the Sublessee’s assets provided that such assignment is bona fide and is not being made for the purpose of avoiding the assignment restrictions in this Sublease.  The term control as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of the Sublessee.  The consent of the Master Landlord and all other approvals and consents required under the Master Lease shall also be required in connection with any assignment or sublease.  No assignment or subletting shall relieve the Sublessee of its primary liability under this Sublease.  The consent by the Sublessor and/or the Master Landlord to any assignment or subletting shall not render unnecessary consent to any further assignment or subletting.  The Sublessor shall reasonably cooperate with the Sublessee’s efforts to promptly obtain the Master Landlord’s consent to the extent required under the Master Lease provided that the Sublessor has consented to same (which Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed).  In the event that the Sublessee desires to assign or sublet and such assignment or sublease would trigger the payment of a security deposit under Section 21 of the Master Lease, to the extent such payment has not been waived by the Master Landlord pursuant to the terms of the SNDA  and provided that the Master Landlord will not require the payment of same from the Sublessor, then the Sublessee shall be responsible for the payment thereof.

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11.                                 Alterations/Improvements.  The Sublessee shall not be permitted to make any alterations, improvements or changes to the Subleased Premises without the Sublessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  The Sublessor hereby grants its consent to the initial alterations proposed by the Sublessee pursuant to the plans attached hereto as Exhibit C, subject to compliance with the other provisions of this Paragraph, and the Sublessor will not unreasonably withhold, condition or delay its consent to any modifications made by the Sublessee to such initial alteration plans.  In addition it shall be the Sublessee’s responsibility (the Sublessor to assist in using reasonable efforts to obtain such consent as provided in the last sentence of this Section 11) to obtain the approval of the Master Landlord and obtain all required approvals and comply with the provisions of the Master Lease with respect to any alterations or improvements, including without limitation Section 13 of the Master Lease.  It is understood that to the extent the Sublessee’s use requires modifications to the Subleased Premises in order to comply with applicable laws, codes, ordinances, rules and regulations, including without limitation ADA, the Sublessee shall be responsible for such compliance at the Sublessee’s expense.  Before any alterations or improvements are made to the Subleased Premises the Sublessee shall obtain all necessary consents hereunder and the Master Lease.  It is understood that if the Master Landlord, to the extent provided in the Master Lease, requires the removal of any improvements or alterations performed by or for the Sublessee or any restoration, the Sublessee shall be responsible for such removal and restoration.  Notwithstanding the foregoing to the contrary, the Sublessor’s consent shall not be required and shall be deemed given to any alterations or improvements to which the Master Landlord consents in writing provided that the Sublessor shall have no responsibility whatsoever for said alterations and improvements and will not have any removal or restoration obligations with respect thereto.  The Sublessor represents and warrants to the Sublessee that there have been no alterations or improvements that were made to the Subleased Premises prior to the commencement of the Term of this Sublease that the Sublessor is required to remove and restore upon the expiration or earlier termination of the Master Lease.  Prior to the commencement of this Sublease, the Sublessor shall use reasonable efforts to obtain from the Master Landlord an estoppel certificate confirming the foregoing representation.  The Sublessor shall reasonably cooperate with the Sublessee’s efforts to obtain the Master Landlord’s consent, approval or other action under the Master Lease and Master Landlord’s written agreement that the alterations need not be removed at the expiration of the Sublease term relative to any such alterations proposed to be made by the Sublessee, provided however, it is understood that the Sublessor shall not have liability with respect thereto.  With respect to any work required under this Sublease to be completed by the Sublessor, such shall be subject to obtaining the prior written consent of the Master Landlord to the extent required by the Master Lease, and the Sublessor shall use reasonable efforts to obtain from the Master Landlord such consent and agreement that the alterations need not be removed at the expiration of the Sublease term, to the extent required by the Master Lease.

12.                                 Utilities.  The Sublessee shall arrange for its own accounts with the utility providers and pay when due directly to the utility providers the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Subleased Premises during the Term of this Sublease.

13.                                 Brokerage.  The Sublessee and the Sublessor each represent and warrant to the other that it has not dealt with any real estate broker in connection with this transaction, except

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Grubb & Ellis (“G&E”) and The Schultz Organization (“Schultz”) (collectively the “Brokers”).  The Sublessor shall be responsible for the commission to G&E in the amount set forth in the separate agreement between the Sublessor and G&E.  Schultz will be paid a co-broker commission by G&E pursuant to a separate agreement between G&E and Schultz.  Each party hereby agrees to indemnify and hold harmless the other with respect to any costs or expenses incurred by the indemnified party by reason of a breach of the foregoing representation by the indemnifying party.  This paragraph shall survive any expiration or earlier termination of this Sublease.

14.                                 No Option to Renew.  It is understood that Section 5(b) of the Master Lease as to Option to Renew shall not be applicable with respect to this Sublease.  The Sublessee shall not have any option or right to extend the term of this Sublease.  The Sublessee shall negotiate with the Master Landlord a direct lease between the Sublessee and the Master Landlord for any period after the expiration date of this Sublease, and the Sublessor shall have no liability for periods after said expiration date.  The Sublessor shall not exercise the extension option contained in Section 5(b) of the Master Lease unless such may be exercised separately without extending the Master Lease as to the Subleased Premises.

15.                                 Option to Purchase.  The Sublessee shall not have the right to exercise the Option to Purchase contained in the Master Lease unless the Sublessee obtains the waiver of the Automatic Renewal Clause in Section 5(b) of the Master Lease in the event the Option to Purchase is exercised on less than all of the Leased Premises under the Master Lease.  The Sublessor is not willing to have the term of the Master Lease extended beyond May 31, 2017.  If the Automatic Renewal is waived by the Master Landlord, the Sublessee shall (to the extent permitted by the Master Landlord) have the right to exercise the Option to Purchase as provided under Section 34 of the Master Lease provided that the Sublessee shall be responsible for all costs and expenses whatsoever with respect to said purchase, and the Sublessor shall have no liability whatsoever with respect thereto.  The Sublessor shall not exercise the option to purchase on the Other Premises under the Master Lease unless the automatic renewal provisions are not applicable as to the Subleased Premises.

16.                                 Environmental.  The Sublessee shall not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Subleased Premises except for reasonable amounts of such Hazardous Substance necessary in the ordinary course of the Sublessee’s business, provided that the Sublessee complies with all applicable Environmental Laws.  Except to the extent same is the Sublessor’s responsibility pursuant to the indemnification set forth below, the Sublessee shall be responsible for compliance with the Master Lease as to environmental matters.  The Sublessee hereby indemnifies the Sublessor and agrees to hold the Sublessor harmless from and against any and all losses, liabilities, damages, injuries, fines, costs, expenses including without limitation attorneys fees and costs of investigation, and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against the Sublessor for, with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any Hazardous Substance first brought to the Subleased Premises during the Term of this Sublease (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any

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so-called “Superfund” or “Superlien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substance) upon, within or over the Subleased Premises by the Sublessee, or its agents, contractors, employees or invitees or arising as a result of the Sublessee’s use of the Subleased Premises.  The Sublessor hereby indemnifies the Sublessee and agrees to hold the Sublessee harmless from and against any and all losses, liabilities, damages, injuries, fines, costs and expenses, including without limitation reasonable attorney’s fees and costs of investigation, and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against the Sublessee for, with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any Hazardous Substance in violation of applicable Environmental Laws which was first brought to the Subleased Premises prior to the commencement of the Term of this Sublease (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Superlien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decrees regulating, relating to or imposing liability or standards on conduct concerning any Hazardous Substance) upon, within or over the Subleased Premises by the Sublessor, or its agents, contractors, employees or invitees or arising as a result of the Sublessor’s use of the Subleased Premises.  For purposes herein, the term “Hazardous Substance” and “Environmental Law” shall have the meaning given to these terms in the Master Lease.  The provisions of this Section shall survive the expiration or termination of this Sublease.

17.                                 Notices.  All notices required or permitted under this Sublease shall be in writing and shall be deemed duly served if and when delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, or by recognized overnight courier as follows or to such other address as either party may designate in writing to the other:

If to the Sublessor:	APW North America Inc.
N22 W23685 Ridgeview Parkway West
Waukesha, WI 53202
	Attn:	Treasurer

with copies to:	Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI 53202
	Attn:	Mary Neese Fertl, Esq.

If to the Sublessee:	American Bank Note Holographics, Inc.
399 Executive Boulevard
Elmsford, NY 10523
	Attn:	Kenneth Traub, President and CEO

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with a copy to:	Fulbright & Jaworski, LLP
666 Fifth Avenue
New York, NY 10103
	Attn:	Paul Jacobs, Esq.

and

Windels Marx Lane & Mittendorf, LLP
120 Albany Street Plaza
New Brunswick, NJ 08901
	Attn:	Anthony R. Coscia, Esq.

18.                                 Access.  The Sublessor acknowledges the secure nature of the Sublessee’s business.  The Sublessor and/or its agents may enter the Subleased Premises to inspect the same, make repairs or for any other reasonable purpose, provided however that such access shall be subject to the Sublessee’s standard security procedures, including, but not limited to the Sublessor providing reasonable advance notice, the Sublessor’s representatives’ clearance through the Sublessee’s security department and the Sublessor’s representatives being escorted by the Sublessee’s representatives through the Subleased Premises, provided however that compliance with such procedures shall not be used by the Sublessee to prevent reasonable access to the Subleased Premises by the Sublessor and its representatives nor access in case of emergency, provided that the Sublessor uses reasonable efforts to keep the Subleased Premises secure and to maintain the Sublessee’s confidentiality during such emergency access.  The Master Landlord shall have such access rights as provided in the Master Lease.

19.                                 Inapplicable Provisions.  It is understood that Articles 1, 3(a), (b), and (c), 5, 6, 7, 8, 9, 10, 11 (as to Articles 9, 10 and 11, except as expressly provided in this Sublease), 12, 15 (except as expressly provided in this Sublease), 17, 18, 19, 20, 21, 22, 23, 24, 26, 29, 30, 31, 34 (except as expressly provided in this Sublease) and 35 and portions of Exhibit A referring to premises other than the Subleased Premises and Exhibits D, E and F of the Master Lease and all provisions relating to the Other Premises contained in the Master Lease are not applicable to this Sublease.

20.                                 Miscellaneous.  This Sublease Agreement may not be amended, altered or modified, except by an instrument in writing executed by the Sublessor and the Sublessee.  This Sublease shall be governed by the laws of New Jersey.  The Sublessee and the Sublessor represent and warrant to the other that each has full right and authority to enter into this Sublease and to perform all of its respective obligations hereunder (subject to obtaining the consent of the Master Landlord to this Sublease) and that all persons signing this Lease on its behalf are authorized to do so.  All obligations of the Sublessee hereunder not fully performed as of the expiration or earlier termination of the term of this Sublease shall survive the expiration or the termination of the term hereof, including without limitation the payment of any amount due hereunder that has not been determined or paid as of the expiration or termination of this Sublease.  The indemnification obligations of the Sublessee under this Sublease shall survive the expiration or termination of this Sublease.  If any clause, phrase, provision or portion of this Sublease or the application thereof to any persons or circumstances shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or

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unenforceable the remainder of this Sublease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances and it is also the intention of the parties to this Sublease that in lieu of each such clause, phrase, provision or portion of this Sublease that is invalid or unenforceable, there be added as a part of this Sublease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.  The captions inserted in this Sublease are for convenience only and no way define, limit or otherwise describe the scope or intent of this Sublease or any provisions hereof.  Capitalized terms not otherwise defined in this Sublease shall have the meanings as set forth in the Master Lease.

21.                                 Late Payment.  In the event any payment due by the Sublessee required under this Sublease is paid more than five (5) days after the due date thereof, the Sublessee shall pay to the Sublessor late charges in the amount of 5% of the unpaid amount and interest on such amounts due by the Sublessee that were not timely paid at the rate of 3% over the Prime Rate from the date due until paid.  It is expressly confirmed that any amounts due under the Master Lease relating to late payment by the Sublessor of amounts due under the Master Lease and not as a result of late payment by the Sublessee under this Sublease shall be the responsibility of the Sublessor hereunder.

22.                                 Attorney’s Fees.  In the event of any litigation under this Sublease between the Sublessor and the Sublessee, the prevailing party shall be permitted to recover its court costs and reasonable attorneys’ fees from the other.

23.                                 Damage and Destruction.  If the Subleased Premises are damaged or destroyed by fire or other casualty, the Sublessee shall provide the Master Landlord and the Sublessor prompt notice thereof, and if such damage or destruction is to the extent of not less than 50% of the value of the improvements above foundation and such damage could not reasonably be repaired and restored within 180 days after the date of such damage or destruction, the Sublessee shall have the right to terminate this Sublease provided that the Sublessee makes such election by written notice to the Sublessor within thirty (30) days after the date of the damage or destruction.  In the event the Sublessee has elected to terminate this Sublease, then the Sublessee shall assign to the Sublessor all of the Sublessee’s rights to all of the insurance proceeds (except for proceeds arising from the Sublessee’s insurance on its personal property, tenant improvements, trade fixtures, inventory and other Sublessee owned personal property) with respect to said damage, and the Sublessee shall have no obligation to adjust losses or restore the Subleased Premises.  In the event that the Sublease is not terminated as provided above, then the Sublessee shall be responsible to cause the Subleased Premises to be repaired and restored in accordance with Sections 17(a), 17(c) and 19 of the Master Lease, provided that if the Master Landlord and/or its lender fails to make the proceeds of such insurance available for repair and restoration, then the Sublessee shall not be required to so repair and restore.  There shall be no abatement or reduction of any rent or any Monetary Obligations under this Sublease as a result of such casualty.  In the event the Sublease is not terminated, if under the Master Lease the Sublessor is permitted to hold the insurance proceeds, then such proceeds shall be held only by a depositary mutually agreed between the Sublessor and the Sublessee.

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24.                                 Condemnation.  If any material part of the Subleased Premises is taken in connection with any eminent domain or condemnation which in the Sublessee’s reasonable opinion materially adversely impairs the operation of the Sublessee’s business from the Subleased Premises, then the Sublessee shall have the right to terminate this Sublease provided that the Sublessee makes such election by written notice to the Sublessee within thirty (30) days after the Sublessee’s receipt of a Condemnation Notice.  The Sublessee shall have no right to or interest in any awards in connection with said condemnation except the Sublessee may make a separate claim against the condemnor on account of the Sublessee’s trade fixtures, equipment or other tangible property, moving expenses or loss of business, if available, so long as such does not reduce the award(s) payable to the Master Landlord and/or the Sublessor.  If the Sublease is not terminated, there shall be no reduction or abatement in rent or any Monetary Obligations under this Sublease.  Further, in the event the Sublease is not terminated, it shall be the Sublessee’s obligation to repair and restore the Subleased Premises as provided in the Master Lease and shall be permitted to have use of the portions of the award made available under the Master Lease for such repair and restoration.  The Sublessee shall comply with the provisions in the Master Lease with respect to repair and restoration, including without limitation Section 19 of the Master Lease if the Sublease is not terminated.  If the Sublease is terminated then all rights to awards (except for the amounts relating to the Sublessee’s separate claim as provided above for the Sublessee’s trade fixtures, equipment or other tangible property, moving expenses or loss of business) shall be assigned to the Sublessor and/or the Master Landlord as required by the Master Lease and the Sublessee shall have no obligation to adjust losses or restore the Subleased Premises.

25.                                 Surrender.  Subject to the provisions in the last sentence of this Paragraph, upon the expiration or earlier termination of this Sublease, unless the Sublessee has entered into a direct lease with the Master Landlord, the Sublessee shall peaceably leave and surrender the Subleased Premises to the Master Landlord and/or the Sublessor, as the case may be, in the same order and condition as delivered at the time of the commencement of the Term of this Sublease, ordinary wear and tear and damage by fire and other casualty not required to be repaired or restored by the Sublessee excepted, provided that even if a direct lease is entered into between the Master Landlord and the Sublessee, the Sublessee shall remain liable to cause the Subleased Premises to be in the aforementioned condition, but shall not be required to vacate same.  Upon such surrender, the Sublessee shall remove from the Subleased Premises all property which is owned by the Sublessee or third parties other than the Master Landlord and any alterations, if any, which the Sublessee is required to remove pursuant to the terms of this Sublease, and shall repair any damage caused by such removal.  The Sublessor hereby acknowledges and agrees that the Sublessee shall not be obligated at the end of the Term to remove any of the alterations shown on the plans attached hereto as Exhibit C or any modifications thereto or other alterations approved by the Sublessor in accordance with this Sublease, provided that if the Master Landlord requires removal and restoration, the Sublessee shall at the Sublessee’s expense be responsible for said removal and restoration.

26.                                 Default.  The occurrence of any one and more of the following shall, at the option of the Sublessor, constitute an “Event of Default” under this Sublease:

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A.                                   A failure by the Sublessee to make any payment of Base Rent when due and such failure continues for five (5) days after written notice of such failure;

B.                                     A failure by the Sublessee to make any payment of any Monetary Obligation other than Base Rent within five (5) days after written notice of such failure;

C.                                     A failure by the Sublessee to duly perform and observe, or a violation or breach of, any other provision of the Sublease not otherwise specifically mentioned in Paragraph 26 which failure continues for thirty (30) days from the date on which written notice of such failure is given or, if such default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in the Sublessor’s reasonable judgment) cause any material adverse harm to the Sublessor or the Subleased Premises, the cure period shall be extended for the period reasonably required to cure the default provided that the Sublessee shall commence to cure the default within said thirty (30) day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured;

D.                                    The Sublessee shall (i) voluntarily be adjudicated as bankrupt or insolvent, (ii) seek or consent to the appointment of a receiver or trustee for itself or for the Subleased Premises, (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (iv) make a general assignment for the benefit of creditors or (iv) be unable to pay its debts as they mature;

E.                                      A court shall enter an order, judgment or decree appointing without the consent of the Sublessee a petition filed against the Sublessee which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

F.                                      The Subleased Premises shall have been vacated or abandoned;

G.                                     The Sublessee shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

H.                                    The estate or interest of the Sublessee in the Subleased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made.

If an Event of Default occurs, the Sublessor shall have all rights and remedies available at law or equity.  Upon the occurrence of an Event of Default, the Sublessor shall have the right

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(but no obligation) to perform any act required of the Sublessee hereunder at the Sublessee’s expense, and if performance of such act requires that the Sublessor enter the Subleased Premises, the Sublessor’s access to the Subleased Premises for such purpose shall be governed by the provisions of Paragraph 18.

27.                                 Regarding the Master Lease.  The Sublessor represents and warrants that a true and complete copy of the Master Lease as of the date hereof is annexed hereto as Exhibit A.  The Sublessor represents to the Sublessee that, as of the date hereof, (i) the Master Lease is unmodified and is in full force and effect, (ii) all “Basic Rent,” “Additional Rent” and Impositions (as such terms are used in the Master Lease) and other amounts, if any, due and payable by the Sublessor under the Master Lease as of the Commencement Date have been paid in full, (iii) to the Sublessor’s knowledge, neither Master Landlord nor the Sublessor is in default under the Master Lease, (iv) no act or omission of the Sublessor has occurred that would entitle the Master Landlord to terminate the Master Lease, (v) the Sublessor has not received any notices of default from Master Landlord that have not been cured and (vi) the Master Lease evidences the entire written agreement between the Sublessor and Master Landlord with respect to the Subleased Premises.

28.                                 Covenants of the Sublessor.  The Sublessor covenants and agrees (i) to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the Master Lease on the Sublessor’s part to be performed and observed to the extent the Sublessee has not expressly assumed such obligations under the terms of this Sublease, (ii) that the Sublessor will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Master Lease or the rights of the Sublessor as tenant thereunder to be cancelled, terminated or forfeited or which would make the Sublessee liable for any increase of the Additional Rent payable by the Sublessee pursuant hereto; and (iii) to indemnify and hold harmless the Sublessee of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature (including, without limitation, reasonable attorneys’ fees and disbursement and expenses of defense and of enforcing this indemnity) arising by reason of the Sublessor’s failure to comply with the foregoing or arising from the use, occupancy or manner of use and/or occupancy of the Subleased Premises by the Sublessor, its assignees or subtenants (other than the Sublessee), or their respective employees, agents, servants, contracts, visitors or licensees or from any business conducted therein, or from any work or thing whatsoever or any condition created by or any other act or omission of the Sublessor, its assignees or subtenants (other than the Sublessee), or their respective employees, agents, servants, contracts, visitors or licensees, in or about the Subleased Premises, prior to the commencement of the Term of this Sublease.

29.                                 Authority.  Subject to obtaining the Consents of the Master Landlord referred to in Paragraph 8 of this Sublease, the Sublessor and the Sublessee each represent and warrant to the other that (i) the Sublessor and the Sublessee each has full corporate, partnership or company power and authority to execute and deliver this Sublease and to perform all of the terms and conditions hereof to be performed by each party and to consummate the transactions contemplated hereby, (ii) this Sublease has been duly executed and delivered by the Sublessor and the Sublessee and is the legal, valid and binding obligation of the Sublessor and is enforceable against each in accordance with its terms, except as the enforcement thereof may be

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limited by applicable creditors’ rights laws, (iii) the Sublessor and the Sublessee are not presently subject to any bankruptcy, insolvency, reorganization, moratorium, or similar proceeding, and (v) the individuals executing this Sublease on behalf of the Sublessor and the Sublessee have the legal power, right and actual authority to bind the Sublessor and the Sublessee to the terms and conditions hereof.

30.                                 Early Access.  After the full execution of this Sublease, the Sublessee shall be permitted to have reasonable access to the Subleased Premises for the purposes of taking measurements and for the preparation of construction and/or as-built drawings, but the Sublessee shall not be permitted to do or cause any construction and the Sublessee shall not be permitted to move or cause to be moved any of its property into the Subleased Premises until the Commencement Date, except for minor tools and equipment necessary in the preparation of the construction and/or as-built drawings, provided that such property is upon the Subleased Premises at the sole risk of the Sublessee and the Sublessor shall have no liability with respect to damage or loss thereof.  Prior to such entry, the Sublessee shall provide to the Sublessor a certificate of insurance to evidence that the liability insurance required by this Sublease is in effect, the remaining insurance to be in effect on or before the Commencement Date.  It is understood, however, that the Sublessee shall not be given keys to the Subleased Premises until the Commencement Date.  The Sublessee shall not interfere with the Sublessor’s activities upon the Subleased Premises.  The Sublessor shall not have any liability to the Sublessee in connection with such access, the Sublessor shall not be liable for any injury to persons entering the Subleased Premises by, through or under the Sublessee or property brought by said persons, and the Sublessee shall indemnify and hold harmless the Sublessor with respect to any such liability.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

SUBLESSOR:
APW NORTH AMERICA INC.

By:	/s/ Michael Gasick

SUBLESSEE:
AMERICAN BANK NOTE HOLOGRAPHICS, INC.

By:	/s/ Kenneth H. Traub

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EXHIBIT A

MASTER LEASE

THIRD AMENDMENT TO DEED OF LEASE AGREEMENT

THIS THIRD AMENDMENT TO DEED OF LEASE AGREEMENT dated as of December 14, 2004 (this “Amendment”) by and between MORE APPLIED FOUR (DE) LLC, a Delaware limited liability company (“Landlord”) and APW NORTH AMERICA INC., a Delaware corporation (“Tenant”).

BACKGROUND:

A.            POWER (DE) QRS 14-34, INC. (“Original Landlord”) and Tenant entered into a Deed of Lease Agreement dated as of May 30, 2000, as amended by a First Amendment to Deed of Lease Agreement dated as of July 31, 2000 and a Second Amendment to Deed of Lease Agreement dated as of October 31, 2001 (said Deed of Lease Agreement as amended by said First Amendment, the “Lease”).

B.            By Assignment and Assumption of Lease Agreement, dated October    , 2001, Original Landlord assigned to Landlord all of its right, title and interest in and to the Lease and Landlord assumed all of the Original Landlord’s obligations and liabilities thereunder.

C.            Landlord and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant covenant and agree as follows:

1.             Paragraph 5(6) of the Lease is hereby deleted.

2.             All references to the term “Renewal Term” in the lease are hereby deleted.

3.             Notwithstanding anything to the contrary in Paragraph 34 of the Lease, Tenant shall not have any option to purchase the New Jersey Premises pursuant to Paragraph 34 of the Lease.

4.             Landlord hereby gives its consent to Tenant to execute and deliver that certain Sublease (the “ABNH Sublease”) by and between Tenant and American Bank Note Holographics, Inc. dated as of December 14, 2004 with respect to the New Jersey Premises and agrees that, with respect to the execution and delivery by Tenant of the ABNH Sublease only, the requirement that Tenant deposit with Landlord a Sublease Security Deposit shall be waived.

5.             So long as the ABNH Sublease is in effect, Paragraph 16 of the Lease shall be modified as follows (with respect to the insurance carried on the New Jersey Premises only):

(a)           Tenant shall not be required to obtain and maintain (i) Incidental Medical Malpractice and Host Liquor Liability Insurance, (ii) Excess Liability insurance with limits greater that $3,000,000 per occurrence/annual aggregate or (iii) insurance for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination or Hazardous Materials Clean-Up Expense.

(b)           The requirement contained in the last sentence of Paragraph 16(a)(v) is hereby waived.

(c)           The requirement contained in the penultimate sentence of Paragraph 16(b) to name Landlord as the insured on the insurance required under Paragraph 16(a)(v) of the Lease is hereby modified to name Landlord as the additional insured

(d)           The requirement contained in the first sentence of Paragraph 16(h) to name Landlord and its lender as the named insureds with respect to concurrent or contributing insurance is hereby modified to name Landlord and its lender as the additional insureds; and

(e)           In conjunction with Paragraph 16(i), Owner hereby waives all of its rights of subrogation against the Tenant as may be applicable to any insurer and will enforce such waivers in policy provisions.

6.             Except as specifically amended herein, the terms and conditions of the Lease shall remain in full force and effect and binding upon the parties hereto.

7.             Any capitalized terms not defined herein shall have the meanings assigned in the Lease.

[NO FURTHER TEXT APPEARS ON THIS PAGE]

2

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal as of the day first above written.

LANDLORD:

MORE APPLIED FOUR (DE) LLC, a Delaware limited liability company

By:	APPLIED FOUR (DE) QRS 14-75, INC., a Delaware corporation, its managing member

By:	/s/ Thomas E. Zacharias
Name:	Thomas E. Zacharias
Title:	Managing Director

TENANT:

APW NORTH AMERICA INC., a Delaware corporation

By:	/s/ Michael Gasick
Name:	Michael Gasick
Title:	Treasurer

3

CONSENT OF LENDER

The undersigned, as the servicer with respect to that certain mortgage loan made by Morgan Stanley Dean Witter Mortgage Capital Inc. to More Applied Four (DE) LLC on October 31, 2001 in the original principal amount of $11,070,524, which loan is secured by the property that is the subject of the Lease, hereby consents to the execution and delivery by Borrower of the preceding Third Amendment to Deed of Lease and consents .

CONSENTED TO:

/s/ Sarah J Burns
Sarah J. Burns
Assistant Vice President

Dated:   December 14, 2004

4

ASSIGNMENT AND ASSUMPTION OF DEED OF LEASE AGREEMENT

                THIS ASSIGNMENT AND ASSUMPTION OF DEED OF LEASE AGREEMENT (the “Assignment”) is made and entered into as of October __, 2001, by and between POWER (DE) QRS 14-34, INC., a Delaware corporation (“Assignor”) and MORE APPLIED FOUR (DE) LLC, a Delaware limited liability company (“Assignee”).

                WHEREAS, Assignor is the lessor under that certain Deed of Lease Agreement (the “Original Lease”), dated May 30, 2000, by and between Assignor and APW NORTH AMERICA INC., a Delaware corporation, as lessee (“Tenant”), a memorandum of which was recorded in the County of White, State of Indiana on June 6, 2000 as Document No. 000602934, in the County of Hennepin, State of Minnesota on July 10, 2000 as Document No. 3294306, and in the County of Mercer, State of New Jersey on June 2, 2000 in Book 3831, Page 50 (collectively, the “Memoranda”), and thereafter Assignor and Tenant executed a First Amendment to Deed of Lease Agreement dated as of July 31, 2000 (the “First Amendment”; the Original Lease, as amended by the First Amendment, collectively the “Lease”) affecting properties located at Monon, Indiana, Champlin, Minnesota, Robbinsville, New Jersey and Radford, Virginia (collectively, the “Premises”), as described on Exhibit A attached hereto and made a part hereof;

                WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Lease and the Memoranda to Assignee, and Assignee desires to accept the assignment thereof, upon the terms and conditions set forth herein;

                NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, Assignor and Assignee hereby covenant and agree, effective as of the date hereof, as follows:

1.             Assignment.  Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title, and interest as landlord in and to the Lease and the Memoranda, and all of the rights, benefits and privileges of the tenant thereunder.

2.             Representations and Warranties.  Assignor represents and warrants to Assignee that the Lease is in full force and effect and that Assignor has not previously assigned or encumbered its interest in the leasehold estate represented by the Lease or the Memoranda.

3.             Indemnity by Assignor.  Assignor shall indemnify, pay, protect, defend and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of any obligation or liability of Assignor as landlord under the Lease arising or accruing prior to the date hereof.

4.             Assumption.  Assignee hereby assumes all liabilities and obligations of Assignor under the Lease and the Memoranda which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof.

5.             Indemnity by Assignee.  Assignee shall indemnify, pay, protect, defend and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of (a) any obligation or liability of the landlord under the Lease which is to be performed or which becomes due after the date hereof or (b) any obligation or liability of the landlord under the Lease relating to acts or omissions of Assignee occurring after the date hereof.

6.             Further Assurances.  Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other party hereunder.

7.             Governing Law.  This Assignment shall be governed by the laws of the States where the Premises are located, without giving effect to its principles of conflicts of law.

8.             Binding Effect.  The provisions of this Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

9.             Counterparts.  This Assignment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

[signature page follows immediately]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Deed of Lease Agreement as of the date and year first written above.

ASSIGNOR:

POWER (DE) QRS 14-34, INC.,
a Delaware corporation

By:	/s/ Edward LaPuma
Name:	Edward LaPuma
Title:	Executive Director

ASSIGNEE:

MORE APPLIED FOUR (DE) LLC,
a Delaware limited liability company

By:	APPLIED FOUR (DE) QRS 14-75, INC.,
a Delaware corporation, its managing member

	By:	/s/ Edward LaPuma
	Name:	Edward LaPuma
	Title:	Executive Director

EXHIBIT A

PROPERTY DESCRIPTIONS

INDIANA

TRACT 1

That part of the West Half of the Northwest Quarter of Section 21, Township 28 North, Range 4 West in Monon Township, White County, Indiana, described by:

COMMENCING at the Northwest corner of the above said Section 21;

THENCE South 86 degrees 27 minutes East along the Section line 253.5 feet;

THENCE South 02 degrees 42 minutes West 331.2 feet to the Point of Beginning;

THENCE South 85 degrees 47 minutes East 341.85 feet;

THENCE South 02 degrees 30 minutes West 315.53 feet;

THENCE South 85 degrees 54 minutes East  438.48 feet;

THENCE South 05 degrees 13 minutes West 745.30 feet to the North right-of-way line of the L. and N. Railroad;

THENCE along said line North 62 degrees 09 minutes West 222.37 feet, South 67 degrees 48 minutes West 119.02 feet, North 63 degrees 36 minutes West 100.09 feet and North 61 degrees 08 minutes West 357.00 feet;

THENCE North 00 degrees 51 minutes East 838.26 feet to the Point of Beginning.

TRACT II

That part of the Northwest Quarter of the Northwest Quarter of Section 21, Township 28 North, Range 4 West in Monon Township, White County, Indiana, described by:

COMMENCING at the Northwest corner of the above said Section 21;

THENCE South 86 degrees 27 minutes East 253.5 feet to the Point of Beginning;

THENCE South 85 degrees 45 minutes East 340.7 feet;

THENCE South 02 degrees 30 minutes West 331.0 feet;

THENCE North 85 degrees 47 minutes West 341.85 feet;

THENCE North 02 degrees 42 minutes East 331.2 feet to the Point of Beginning.

This parcel of land also described as followed:

A parcel of land, beginning at a point Sixteen (16) Rods East of the Northwest corner of Section Twenty-one (21), Township Twenty-eight (28) North, Range Four (4) West, White County, Indiana, on the section line between Section Sixteen (16) and Twenty-one (21);

RUNNING THENCE East Twenty (20) Rods;

THENCE South Three Hundred Thirty (330) feet;

THENCE West Twenty (20) Rods;

THENCE North Three Hundred Thirty (330) feet to the place of BEGINNING; this tract being out of the Northwest Quarter of the Northwest Quarter of Section Twenty-one (21), Township Twenty-eight (28) North, Range Four (4) West, and in the above said County and State,

EXCEPT that part of the above described lands as has been sold to the county and state for right-of-way for a State Road.

MINNESOTA

Lot 1, Block 1, Westwood North 3rd Addition, excepting that part thereof lying northerly of the following described line:

BEGINNING at a point on the North line of Section 31, Township 120 North, Range 21 West, Distant 237.03 feet Easterly of the North Quarter corner thereof;

THENCE run Southerly at an angle of 90 degrees 00 minutes 00 seconds from said North Section line for 45 feet;

THENCE run Westerly parallel with said North Section line of 150 feet and there terminating, Hennepin County, Minnesota.

Torrens Property

Certificate of Title No. 811285.

The above property is situated in Hennepin County, State of Minnesota.

Address:  11611 Business Park Blvd. N., Champlin, MN 55316

Tax Map or Parcel ID No.:  31-120-21 12 0073

NEW JERSEY

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Washington, County of Mercer, State of New Jersey:

BEGINNING at a point in the proposed Easterly right of way line of West Manor Way (40 feet from centerline) said point being located the following two (2) courses from the intersection of the southeasterly right of way line of New Jersey Turnpike (300 feet wide) with the Easterly right of way line of West Manor Way (50 feet wide) and from said intersection running;

a.             Southerly distant 3202.78 feet along the Easterly right of way line of West Manor Way (50 feet wide) to a point; thence

b.             South 54 degrees 52 minutes 51 seconds East along the common line between Tax Map Lots 19 and 20 in Block 41, 15.00 feet to the point and place of beginning and running thence;

1.             North 34 degrees 24 minutes 41 seconds East along the proposed Easterly right of way line of West Manor Way, 820.19 feet to a point of curvature; thence

2.             Northeasterly along a new line through Lot 19 in Block 41, along a curve to the right having a radius of 40.00 feet and an arc length of 62.83 feet to a point of tangency; thence

3.             South 55 degrees 35 minutes 19 seconds East along same, 245.00 feet to a point; thence

4.             South 57 degrees 44 minutes 10 seconds East still along same, 200.14 feet to a point; thence

5.             South 55 degrees 35 minutes 19 seconds East still along same, 168.13 feet to a point; thence

6.             South 34 degrees 24 minutes 41 seconds West still along same, 875.76 feet to a point; thence

7.             North 54 degrees 52 minutes 51 seconds West along the common line between Tax Map Lots 19 and 20 in Block 41, 653.18 feet to the true point and place of BEGINNING.

Being known as Lot 19.02 in Block 41 on the Tax Map.

TOGETHER WITH the benefits as contained in that certain Cross Easement Agreement recorded in Deed Book 3186, page 024.

VIRGINIA

Parcel containing 14.771 acres as shown on plat entitled “Plat of Survey of 14.771 acres to be acquired by Aspen Motion Technologies, Inc., from the City of Radford Industrial Development Authority,” dated November 11, 1998, and revised November 25, 1998 and January 5, 1999, made by Anderson and Associates, Inc., Engineers-Surveyors-Planners, of record in the Clerk’s Office of the Circuit Court of the City of Radford, Virginia, in Plat Book 4, Page 76.

SECOND AMENDMENT TO DEED OF LEASE AGREEMENT

THIS SECOND AMENDMENT TO DEED OF LEASE AGREEMENT dated as of October 31, 2001 (the “Second Amendment”) by and between MORE APPLIED FOUR (DE) LLC, a Delaware limited liability company (“Landlord”) and APW NORTH AMERICA INC., A Delaware corporation (“Tenant”).

BACKGROUND:

A.            POWER (DE) QRS 14-34, INC. (“Original Landlord”) and Tenant entered into a Deed of Lease Agreement dated as of May 30, 2000, as amended by a First Amendment to Deed of Lease Agreement dated as of July 31, 2000 (said Deed of Lease Agreement as amended by said First Amendment, the “Lease”).

B.            By Assignment and Assumption of Lease Agreement, dated October    , 2001, Original Landlord assigned to Landlord all of its right, title and interest in and to the Lease and Landlord assumed all of the Original Landlord’s obligations and liabilities thereunder..

C.            Landlord and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant covenant and agree as follows:

1.             Paragraph 34 Option to Purchase is hereby deleted in its entirety and the following is inserted in lieu thereof:

“34.  Option to Purchase.

(a)           Landlord does hereby give and grant to Tenant the option (the “Option”) to purchase the Leased Premises or any one or more of the Related Premises (any such Related Premises, the “Sale Premises”) (i) for a purchase price (the “Purchase Price”) equal to the Offer Amount and (ii) from time to time on any date (the “Option Purchase Date”) (A) within the thirty (30) day period prior to December 1, 2011 (the “First Option”) or, (B) if the First Option is not exercised with respect to all of the Leased Premises, within the thirty (30) day period prior to December 1, 2014 and/or June 1, 2017 (each, a “Remaining Option”), in any case if and only if this Lease is then in full force and effect and with respect to the exercise of any Remaining Option only if Tenant provides to Landlord such documentation as Landlord shall reasonably require to evidence the exercise of the Automatic Renewal. Any Option Purchase Date shall be mutually agreeable to Landlord and Tenant.  If Tenant intends to exercise either the First Option or either Remaining Option, Tenant shall give written notice (“Option Exercise Notice”) to Landlord that it is making an irrevocable exercise not later than six (6) months prior to the applicable Option Purchase Date.  Promptly upon receipt of the Option Exercise Notice by Landlord (which shall identify the Sale Premises or Leased Premises to be purchased), the parties shall commence to determine Fair Market Value of the Leased Premises or Sale Premises, as applicable.

(b)           If Tenant shall exercise the Option to purchase the Leased Premises or Sale Premises, then, if on the applicable Option Purchase Date Tenant has paid the Purchase Price and has satisfied all other Monetary Obligations that have accrued prior to the Option Purchase Date, Landlord shall convey title to the Leased Premises or the Sale Premises, as applicable, to Tenant in accordance with Paragraph 20 hereof; provided that if an Event of Default has occurred and is continuing on the Option Purchase Date, Landlord, at its sole option, may terminate the First Option and, if applicable, the Remaining Options.  IF THIS LEASE SHALL TERMINATE FOR ANY REASON PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR IF TENANT SHALL FAIL TO GIVE THE AFORESAID OPTION EXERCISE NOTICE WITH RESPECT TO THE FIRST OPTION AND, IF APPLICABLE, THE REMAINING OPTIONS BY THE REQUIRED DATE, TIME BEING OF THE ESSENCE, THE FIRST OPTION OR, IF APPLICABLE, THE REMAINING OPTIONS PROVIDED IN THIS PARAGRAPH 34 AND ANY EXERCISE THEREOF BY TENANT SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID.  IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF THE FIRST OPTION AND, IF APPLICABLE, THE REMAINING OPTION.

(c)           If Tenant shall purchase fewer than all of the Leased Premises, this Lease shall remain in full force and effect with respect to the Remaining Premises; provided that the Basic Rent for the Remaining Premises to be paid after termination of this Lease with respect to the Sale Premises shall be the Basic Rent otherwise payable with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages for each of the Remaining Premises set forth on Exhibit “F” attached hereto.”

3.             Upon the funding of the initial Loan, the Initial Annual Basic Rent as adjusted by the Initial Adjustment shall be One Million Nine Hundred Thirty-four Thousand Three Hundred Thirty-five and 07/100 ($1,934,335.07) and the Initial Monthly Installment shall be One Hundred Sixty-one Thousand One Hundred Ninety-four and 59/100 ($161,194.59) Dollars.

4.             Except as specifically amended herein, the terms and conditions of the Lease shall remain in full force and effect and binding upon the parties hereto.

5.             Any capitalized terms not defined herein shall have the meanings assigned in the Lease.

2

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be duly executed under seal as of the day first above written.

LANDLORD:

MORE APPLIED FOUR (DE) LLC, a Delaware limited liability company

By:	APPLIED FOUR (DE) QRS 14-75, INC., a Delaware corporation, its managing member

	By:	/s/ Edward La Puma
	Name:	Edward La Puma
	Title:	Executive Director

TENANT:

APW NORTH AMERICA INC., a Delaware corporation

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	Vice President

3

FIRST AMENDMENT TO DEED OF LEASE AGREEMENT

THIS FIRST AMENDMENT TO DEED OF LEASE AGREEMENT (“Amendment”) is made and executed as of July 31, 2000 by and between POWER (DE) QRS 14-34, INC. (“Landlord”), a Delaware corporation, with an address of c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10022, and APW NORTH AMERICA INC., a Delaware corporation (“Tenant”), with an address at N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin  53188-1013.

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Deed of Lease Agreement dated May 30, 2000 (the “Lease”), Landlord leased to Tenant and Tenant leased from Landlord certain properties situate in Monon, Indiana, Champlin, Minnesota, Robbinsville, New Jersey, and Radford, Virginia; and

WHEREAS, pursuant to the terms of that certain Guaranty and Suretyship Agreement dated May 30, 2000 (the “Guaranty”), Applied Power Inc. and Wright Line Inc. guaranteed to and became surety for all of the obligations of Tenant under the Lease;

WHEREAS, Paragraph 4.14 of the Guaranty provides for the execution and delivery by APW LTD. of a new guaranty and suretyship agreement upon the closing of the contemplated spin-off (the “Spin-Off”) of the electronics and enclosure business from Applied Power Inc., which guaranty shall replace the Guaranty of Wright Line Inc. and shall bind APW LTD. to all of the terms and conditions set forth in the Guaranty;

WHEREAS, in connection with the Spin-Off, APW LTD. has executed a guaranty of even date herewith whereby APW LTD. shall be the guarantor and surety for all of the obligations of Tenant under the Lease; and

WHEREAS, Landlord and Tenant desire to modify and amend the Lease to reflect the foregoing.

NOW, THEREFORE, incorporating the recitals hereinabove set forth by reference and intending to be legally bound hereby, and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto covenant and agree as follows:

1.             The defined term “Guarantor” in Paragraph 2 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

“‘Guarantor’ shall mean APW LTD., a Bermuda corporation.”

2.             The defined term “Guaranty” in Paragraph 2 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

“‘Guaranty’ shall mean the Guaranty and Suretyship Agreement, dated                    , 2000, from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant’s obligations under the Lease.”

3.             Except as expressly set forth herein, nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease.

4.             All undefined capitalized terms used herein shall have the same meanings as set forth in the Lease.

5.             This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

6.             This Consent to Sublease and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof.  Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees.  Neither this Amendment nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

2

IN WITNESS WHEREOF, the Parties hereto intending to be legally bound and to so bind their respective representatives, successors and assigns, set their hands and seals the day and year first above written.

LANDLORD:

POWER (DE) QRS 14-34, INC., a Delaware corporation

By:

Title:

TENANT:

APW NORTH AMERICA INC., a Delaware corporation

By:	/s/ Richard D. Carroll

Title:	Treasurer

3

DEED OF LEASE AGREEMENT

by and between

POWER (DE) QRS 14-34, INC.,
a Delaware corporation

as LANDLORD

and

APW NORTH AMERICA INC.,

a Delaware corporation,

as TENANT

Premises: Monon, Indiana

Champlin, Minnesota

Robbinsville/Washington Township, New Jersey

Radford, Virginia

Dated as of:  May 30, 2000

TABLE OF CONTENTS

Parties
1. Demise of Premises
2. Certain Definitions
3. Title and Condition
4. Use of Leased Premises; Quiet Enjoyment
4. Term
6. Basic Rent
7. Additional Rent
8. Net Lease; Non-Terminability
8. Payment of Impositions
9. Compliance with Laws and Easement Agreements; Environmental Matters
10. Liens; Recording
11. Maintenance and Repair
12. Alterations and Improvements
14. Permitted Contests
15. Indemnification
15. Insurance
16. Casualty and Condemnation
18. Termination Events
19. Restoration
20. Procedures Upon Purchase
21. Assignment and Subletting; Prohibition against Leasehold Financing
22. Events of Default
23. Remedies and Damages Upon Default
24. Notices
25. Estoppel Certificate
26. Surrender
27. No Merger of Title
28. Books and Records
29. Determination of Value
30. Non-Recourse as to Landlord
31. Financing
32. Subordination, Non-Disturbance and Attornment
33. Tax Treatment; Reporting
34. Option to Purchase
35. Security Deposit
36 Miscellaneous

EXHIBITS

Exhibit “A”	-	Premises
Exhibit “B”	-	Machinery and Equipment
Exhibit “C”	-	Schedule of Permitted Encumbrances
Exhibit “D”	-	Rent Schedule
Exhibit “E”	-	Acquisition Costs
Exhibit “F”	-	Percentage Allocation of Basic Rent

                DEED OF LEASE AGREEMENT, made as of this 30th day of May, 2000, between POWER (DE) QRS 14-34, INC., a Delaware corporation (“Landlord”), with an address c/o W.P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and APW NORTH AMERICA INC., a Delaware corporation (“Tenant”), with an address at N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013..

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

1.             Demise of Premises.  Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (hereinafter referred to collectively as the “Leased Premises” and individually as the “Indiana Premises”, “Minnesota Premises”, “New Jersey Premises” and “Virginia Premises” each of which premises shall include the portions of items (a), (b) and (c) of this Paragraph 1 located thereon or therein and appertaining thereto):  (a) the premises described in Exhibit “A” hereto, together with the Appurtenances (collectively, the “Land”); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the “Improvements”); and (c) the fixtures, machinery, equipment and other property described in Exhibit “B” hereto (collectively, the “Equipment”).

2.             Certain Definitions.

“Acquisition Cost” of each of the Related Premises shall mean the amount set forth opposite such premises on Exhibit “E” hereto.

“Additional Rent” shall mean Additional Rent as defined in Paragraph 7.

“Adjoining Property” shall mean all sidewalks, driveways, curbs, gores and vault spaces adjoining any of the Leased Premises.

“Affected Premises” shall mean the Affected Premises as defined in Paragraph 18.

“Alterations” shall mean all changes, additions or improvements to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

“Appurtenances” shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

“Assignment” shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

“Assignment Security Deposit” shall mean Assignment Security Deposit as defined in Paragraph 35(f).

“Authority” shall mean Authority as defined in Paragraph 22(a).

“Automatic Renewal” shall mean Automatic Renewal as defined in Paragraph 5(b).

“Basic Rent” shall mean Basic Rent as defined in Paragraph 6.

“Basic Rent Payment Dates” shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

“Casualty” shall mean any injury to or death of any person or any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises or arising from the Adjoining Property.

“Commencement Date” shall mean Commencement Date as defined in Paragraph 5

“Condemnation” shall mean a Taking and/or a Requisition.

“Condemnation Notice” shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

“Costs” of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys’ fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

“CPI” shall mean CPI as defined in Exhibit “D” hereto.

“Default Rate” shall mean the Default Rate as defined in Paragraph 7(a)(iv).

“Default Termination Amount” shall mean the Default Termination Amount as defined in Paragraph 23(a)(iii).

“Easement Agreement” shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect any Related Premises.

“Environmental Law” shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance or Hazardous Condition, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance.  The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

“Environmental Violation” shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage,  filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any applicable Environmental Law or in excess of any reportable quantity established under any Environmental Law and with respect to such excess quantity would require remediation under any applicable Environmental Law or which is likely to result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any applicable Environmental Law or in excess of any reportable quantity established under any applicable Environmental Law and with respect to such excess quantity would require remediation under any applicable Environmental Law or which is likely to result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any applicable Environmental Laws, (d) any activity, occurrence or condition which is likely to result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on any Related Premises under any applicable Environmental Law or (e) any violation of or noncompliance with any applicable Environmental Law.

“Equipment” shall mean the Equipment as defined in Paragraph 1.

“Escrow Payments” shall mean Escrow Payments as defined in Paragraph 9(b).

“Event of Default” shall mean an Event of Default as defined in Paragraph 22(a).

“Fair Market Value” of either the Leased Premises, any Related Premises, or any Sale Premises, as the case may be, and the context may require, shall mean the higher of (a) the fair market value of the Leased Premises, any Related Premises or any Sale Premises, as the case may be, as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises, Related Premises or Sale Premises, as the case may be, as of the Relevant Date as affected and encumbered by this Lease including any exercised

Renewal Term.  For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

“Fair Market Value Date” shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

“Federal Funds” shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

“First Option” shall mean the First Option as defined in Paragraph 34.

“Guarantor” shall mean Applied Power Inc. a Wisconsin corporation, Wright Line Inc., and any other person that after the date hereof that executes a Guaranty.

“Guaranty” shall mean the Guaranty and Suretyship Agreement dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant’s obligations under the Lease.

“Hazardous Condition” means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks in violation of any applicable Environmental Law.

“Hazardous Substance” means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.  Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead, polychlorinated biphenyls.

“Impositions” shall mean the Impositions as defined in Paragraph 9(a).

“Improvements” shall mean the Improvements as defined in Paragraph 1.

“Indemnitee” shall mean an Indemnitee as defined in Paragraph 15.

“Insurance Requirements” shall mean the requirements of all insurance policies maintained in accordance with this Lease.

“Land” shall mean the Land as defined in Paragraph 1.

“Law” shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

“Lease” shall mean this Lease Agreement.

“Lease Year” shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

“Leased Premises” shall mean the Leased Premises as defined in Paragraph 1.

“Legal Requirements” shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws related to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises or Related Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises or Related Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or Related Premises.

“Lender” shall mean any person or entity (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

“Loan” shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

“Monetary Obligations” shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

“Mortgage” shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.

“Net Award” shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any reasonable expenses incurred by Landlord and Lender in collecting such award or proceeds.

“Note” shall mean any promissory note evidencing Landlord’s obligation to repay a Loan, as the same may be amended, supplemented or modified.

“Offer Amount” shall mean the greater of (a) the sum of the Fair Market Value of the Leased Premises or the Sale Premises, as applicable, as of the Relevant Date and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan, in whole or in part, with proceeds of any such Offer Amount or (b) the sum of the Acquisition Cost of the Leased Premises or Sale Premises, as applicable, and the applicable Prepayment

Premium which Landlord will be required to pay in prepaying any Loan, in whole or in part, with proceeds of any such Offer Amount.

“Option Exercise Notice” shall mean Option Exercise Notice as defined in Paragraph 34.

“Partial Casualty” shall mean any Casualty which does not constitute a Termination Event.

“Partial Condemnation” shall mean any Condemnation which does not constitute a Termination Event.

“Permitted Encumbrances” shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit “C” hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

“Person” shall mean an individual, partnership, association, corporation or other entity.

“Prepayment Premium” shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage, and which may be (in lieu of such prepayment premium or prepayment penalty) a (i) “make whole” or yield maintenance clause requiring a prepayment premium or (ii) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (a) the total amount required to defease a Loan and (b) the outstanding principal balance of the Loan as of the date of such defeasance, in the case of either (i) or (ii) either case in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to prepayment.

“Present Value” of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) seven percent (7%) per annum.

“Prime Rate” shall mean the interest rate per annum as published, from time to time, in The Wall Street Journal as the “Prime Rate” in its column entitled “Money Rate”.  The Prime Rate may not be the lowest rate of interest charged by any “large U.S. money center commercial banks” and Landlord makes no representations or warranties to that effect.  In the event The Wall Street Journal ceases publication or ceases to publish the “Prime Rate” as described above, the Prime Rate shall be the average per annum discount rate (the “Discount Rate”) on ninety-one (91) day bills (“Treasury Bills”) issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points.  If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

“Redevelopment Contract” shall mean Redevelopment Contract as defined in Paragraph 22(a).

“Related Premises” shall mean any one of the Indiana Premises, Minnesota Premises, New Jersey Premises and Virginia Premises.

“Relevant Amount” shall mean the Termination Amount, the Default Termination Amount, the Offer Amount, or the MN Required Purchase Amount, as the case may be.

“Relevant Date” shall mean (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii) or (e) the date on which Landlord receives an Option Exercise Notice.

“Remaining Premises” shall mean the Related Premises which are not the Affected Premises under Paragraph 18, the Sale Premises under Paragraph 34 or the Minnesota Premises in the event the Minnesota Premises are purchased by the Tenant pursuant to Paragraph 18 (e).

“Renewal Term” shall mean Renewal Term as defined in Paragraph 5.

“Rent” shall mean, collectively, Basic Rent and Additional Rent.

“Restoration Fund” shall mean Restoration Fund as defined in Paragraph 19(a).

“Sale Premises” shall mean the Sale Premises as defined in Paragraph 34.

“Security Deposit” shall mean the Security Deposit as defined in Paragraph 35.

“Site Assessment” shall mean a Site Assessment as defined in Paragraph 10(c).

“State” shall mean the state in which the applicable Related Premises is located.

“Sublet Security Deposit” shall mean Sublet Security Deposit as defined in Paragraph 35(f).

“Surviving Obligations” shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

“Taking” shall mean (a) any taking or damaging of all or a portion of any Related Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or (b) any de facto condemnation.  The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to such Related Premises.

“Term” shall mean the Term as defined in Paragraph 5.

“Termination Amount” shall mean the greater of (a) the sum of the Fair Market Value and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan in whole or in part with proceeds of the Termination Amount or (b) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan in whole or in part with proceeds of the Termination Amount.

“Termination Date” shall mean the Termination Date as defined in Paragraph 18.

“Termination Event” shall mean a Termination Event as defined in Paragraph 18.

“Termination Notice” shall mean Termination Notice as defined in Paragraph 18(a).

“Third Party Purchaser” shall mean the Third Party Purchaser as defined in Paragraph 21(h).

3.             Title and Condition.

(a)           The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

(b)           Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS.  TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT.  TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS

SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT.  IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT).  THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

(c)           Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby.  Tenant acknowledges that (i) fee simple title (both legal and equitable) to the Leased Premises is in Landlord and that Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein, (ii) this Lease is a single Lease for multiple properties and shall not be terminable with respect to less than all of the Leased Premises or severable with respect to any one or more Related Premises except as specifically provided herein, (iii) to its knowledge after due inquiry, the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iv) to its knowledge after due inquiry, all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (v) to its knowledge after due inquiry, all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (vi) the Improvements have been fully completed in all material respects in a workmanlike manner, and (vii) to its knowledge after due inquiry, all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

(d)           Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively “Warranties”) which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises.  Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of said Warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.  Tenant shall enforce all Warranties in accordance with their respective terms.

4.             Use of Leased Premises; Quiet Enjoyment.

(a)           Tenant may occupy and use the Leased Premises for manufacturing, office, and/or warehouse/distribution, and for no other purpose without the written consent of Landlord which shall not be unreasonably withheld or delayed; provided, however, that Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any warranty, guaranty or indemnity, (iv)

cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or waste.

(b)                                 Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord or those claiming by, through or under Landlord, with respect to matters that arise after the date hereof,  provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of any emergency, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

5.                                       Term.

(a)                                  Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the “Term”) commencing on the date hereof (the “Commencement Date”) and ending on May 31, 2017 (the “Expiration Date”).

(b)                                 Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then Tenant shall have the option to extend this Lease for two (2) additional and consecutive terms of five (5) years each (each such extension, a “Renewal Term”).  Tenant shall exercise its option to extend the Term for each Renewal Term only by giving written notice to Landlord no later than eighteen (18) months prior to the then-scheduled expiration of the Term, provided, however, that if Tenant exercises any Remaining Option for less than all of the Leased Premises, the Term shall ipso facto be extended through the first Renewal Term (the “Automatic Renewal”).  Any such extensions of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

(c)                                  If Tenant fails to exercise its option pursuant to Paragraph 5(b) to have the Term extended, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of any of the Leased Premises for sale or reletting and to erect upon any of the Leased Premises signs indicating such availability and (ii) show any of the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select upon reasonable prior notice to Tenant.  In the exercise of said rights, Landlord shall not unreasonably interfere with the operation of Tenant’s business at any of the Leased Premises.

6.                                       Basic Rent.  Tenant shall pay or cause to be paid to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit “D” hereto (“Basic Rent”), commencing on the first day of June, 2000, and continuing on the first day of each calendar month thereafter during the Term (each such day being a “Basic Rent Payment Date”).  Each such rental payment shall be made, at Landlord’s sole discretion, (a) to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by fifteen (15) days’ prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and (b) in Federal Funds.  Pro rata Basic Rent for the period from the date hereof through the last day of the month hereof shall be paid on the date hereof.

7.                                       Additional Rent.

(a)                                  Tenant shall pay and discharge, as additional rent (collectively, “Additional Rent”):

(i)                                     all costs and expenses of Landlord specifically referenced herein which are incurred in connection or associated with (A) the performance of any of Tenant’s obligations under this Lease, (B) any sale or other transfer of the Leased Premises or any Related Premises to Tenant under this Lease, (C)  the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord (unless there is a judgment arising from a third-party claim based solely on the gross negligence or willful misconduct of Landlord), (D) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (E) any amendment to or modification or termination of this Lease made at the request of Tenant, (F) Costs of Landlord’s counsel incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant, and (G) any other items specifically required to be paid by Tenant under this Lease;

(ii)                                  after the date all or any portion of any installment of Basic Rent is due and not paid, an amount equal to five percent (5%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first two late payments of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days’ following the due date thereof;

(iii)                               a sum equal to any additional sums (including any late charge, default penalties, interest and reasonable fees of Lender’s counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant’s late payment or non-payment of Basic Rent or by reason of an Event of Default; and

(iv)                              interest at the rate (the “Default Rate”) of three percent (3%) over the Prime Rate per annum on the following sums until paid in full:  (A) all overdue installments of Basic Rent not paid within ten (10) days after the respective due dates thereof, and (B) all amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant not paid within fifteen (15) days of the respective due dates.

(b)                                 Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within fifteen (15) days after Landlord’s written demand for payment thereof, and (ii) any other Additional Rent, within fifteen (15) days after Landlord’s written demand for payment thereof.

(c)                                  In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

8.                                       Net Lease; Non-Terminability.

(a)                                  This is a net lease and all Monetary Obligations shall be paid without notice or demand and, except as set forth in Paragraphs 17 (c) and 34 of this Lease, without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a “Set-Off”).

(b)                                 Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

(c)                                  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.  All Rent payable by Tenant hereunder shall constitute “rent” for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

(d)                                 Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

9.                                       Payment of Impositions.

(a)                                  Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant’s possessory interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent or (v) following an Event of Default, any mortgage recording tax payable in order to permit Landlord to exercise its rights to collect subrents with respect to the Minnesota Premises (collectively, the “Impositions”); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord’s (or Lender’s) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person, (D) any transfer taxes or fees due in connection with a sale or transfer of any of the Leased Premises to any person other than Tenant or (E) other than in connection with the initial Loan, any mortgage registration tax or fee with respect to a Loan.  If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term.  Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions.  Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant’s receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord’s request therefor.

(b)                                 Landlord shall have the right following the occurrence of an Event of Default , or if required by Lender, to require Tenant to pay to Landlord an additional monthly sum (each an “Escrow Payment”) sufficient to pay the Escrow Charges (as hereinafter defined) as they become due.  As used herein, “Escrow Charges” shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease and any reserves for capital improvements, deferred maintenance or repair required by any Lender.  Landlord shall determine the amount of the Escrow Charges and of each Escrow Payment.  The Escrow Payments may be commingled with other funds of Landlord or other Persons and no interest thereon shall be due or payable to Tenant.  Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law.  If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord’s demand therefor, shall pay the amount of the deficiency to Landlord.

10.                                 Compliance with Laws and Easement Agreements; Environmental Matters.

(a)                                  Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, Insurance Requirements and Legal Requirements (including all applicable Environmental Laws).  Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, however immaterial.  Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports.

(b)                                 Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder.  Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, prior written consent of Landlord, which consent shall not be unreasonably withheld.

(c)                                  Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate (“Site Reviewers”) to visit any Related Premises and perform environmental site investigations and assessments (“Site Assessments”) on such Related Premises (i) for the purpose of determining whether there exists on such Related Premises any Environmental Violation or any condition which could result in any Environmental Violation (ii)

in connection with any sale, financing or refinancing of the Leased Premises, (iii) within the six month period prior to the expiration of the Term, (iv) if required by Lender or the terms of any credit facility to which Landlord is bound, (v) if an Event of Default exists, or (vi) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation exists.  Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting Site Assessments shall be paid by Landlord, unless it is determined that Tenant is in violation of any applicable Environmental Law, in which event Tenant shall pay the reasonable cost thereof.

(d)                                 If an Environmental Violation occurs or is found to exist and, in Landlord’s reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $100,000, Tenant shall provide to Landlord, within ten (10) days after Landlord’s request therefor, adequate assurances that Tenant has the financial wherewithal to and will promptly effect such remediation in accordance with applicable Environmental Laws.

(e)                                  Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

(f)                                    If Tenant fails to comply with any requirement of any applicable Environmental Law in connection with any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem reasonably necessary or advisable in order to cure such Environmental Violation.

(g)                                 Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord promptly within ten (10) business days of receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

(h)                                 All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party thereto which are identical to the covenants contained in Paragraphs 10(a) and 10(g) with respect to the portion of the Leased Premises subject to such leases, subleases or concession agreements.

11.                                 Liens; Recording.

(a)                                  Other than in connection with the granting of a leasehold mortgage pursuant to Paragraph 21(g) of this Lease, Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this

Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord.  NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES.  LANDLORD MAY AT ANY TIME POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

(b)                                 Tenant shall execute, deliver and record, file or register (collectively, “record”) all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

12.                                 Maintenance and Repair.

(a)                                  Tenant shall at all times maintain each Related Premises and the Adjoining Property in as good repair and appearance as each is in on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear. Tenant shall take every other action necessary or appropriate for the preservation and safety of each Related Premises.  Tenant shall promptly make all repairs of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a).  Such repairs shall include repairs required in order to insure that the Improvements are “year 2000” compliant (that is capable of correctly and accurately processing, providing and/or receiving date data from, into and between the 20th and 21st centuries, and the years 1999 and 2000 and beyond, including recognizing that the year 2000 is a leap year; and does not operate abnormally or inaccurately or cease to operate as a result of the inability to correctly and accurately process, provide and/or receive date data from, into, and between the 20th and 21st centuries and the years 1999 and 2000 and beyond).  Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Related Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make repairs at the expense of Landlord or to require Landlord to make repairs.  Any repairs made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

(b)                                 If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining any of the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting any of the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving a written demand from a party affected by such encroachment, violation, hindrance, impairment, or obstruction, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

13.                                 Alterations and Improvements.

(a)                                  Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender and provided that no Event of Default then exists, (i) to make non-structural Alterations or a series of related non-structural Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $250,000 with respect to any Related Premises in any Lease Year and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $250,000 with respect to any Related Premises in any Lease Year, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby.  If the cost of any non-structural Alterations, series of related non-structural Alterations, Equipment or accessions thereto is in excess of $250,000 with respect to any Related Premises in any Lease Year, or if Tenant desires to make structural Alterations to any Related Premises, the prior written approval of Landlord and Lender shall be required, which approval shall not be unreasonably withheld.  Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender which consent shall not be unreasonably withheld.  Landlord shall have the right to require Tenant to remove any Alterations except for those Alterations required by Law or for which Landlord has agreed in writing that removal will not be required. At the time Tenant requests Landlord’s consent to construct an Alteration, Landlord shall, if requested by Tenant, address whether the Alteration must be removed or not at the end of the Term, which removal shall be at Tenant’s sole cost and expense.

(b)                                 If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as “Work”), then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves restoration of the Leased Premises.

14.                                 Permitted Contests.  Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13 or (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”), so long as at the time of such non-compliance no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied.  Tenant shall provide Landlord security or other evidence of Tenant’s financial wherewithal which is satisfactory, in Landlord’s reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith.  While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord or satisfactory evidence of Tenant’s financial wherewithal has been provided, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord.  Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations.  Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.  No such contest shall subject Landlord to the risk of any civil or criminal liability.

15.                                 Indemnification.

(a)                                  Except with respect to the gross negligence or willful acts or omissions of Landlord, Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an “Indemnitee”) from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys’ fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the ownership, leasing, use, non-use, occupancy, operation, management, condition, design, construction,  maintenance, repair or restoration of any of the Leased Premises or Adjoining Property, (ii) any casualty in any manner arising from any of the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party and which affects the Leased Premises or Landlord, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or the Mortgage or Assignment or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

(b)                                 In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Landlord) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by Tenant.  In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the reasonable cost of such counsel shall be paid by Tenant.

(c)                                  The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

16.                                 Insurance.

(a)       Subject to the provisions of Paragraph 16(k) below, Tenant shall maintain the following insurance on or in connection with the Leased Premises:

(i) Insurance against physical loss or damage to the Improvements and Equipment as provided under a standard “All Risk” property policy including but not limited to flood (to the extent that a Related Premises is in a flood zone) and earthquake coverage (to the extent any Related Premises is in an earthquake zone) in amounts not less than the actual replacement cost of the Improvements and Equipment.  Such policies shall contain Replacement Cost and Agreed Amount Endorsements and shall contain deductibles not more than $50,000 per occurrence.

(ii) Commercial General Liability Insurance (including but not limited to Incidental Medical Malpractice and Host Liquor Liability) and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $1,000,000 per occurrence with excess liability coverage of not less than $10,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

(iii) Worker’s compensation insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Workers’ Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State or States in which the Leased Premises are located.

(iv)  Comprehensive Boiler and Machinery Insurance on any of the Equipment or any other equipment on or in the Leased Premises in an amount not less than $1,000,000 per accident for damage to property.  Either such Boiler and Machinery policy or the All-Risk policy required in (i) above shall include at least $3,000,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-up Expense and may contain a deductible not to exceed $50,000.

(v)   Business Interruption and Extra Expense Insurance at limits to cover 100% of losses and/or expenses incurred over the period of indemnity not less than one year from time of loss.  Such insurance shall name Landlord as loss payee solely with respect to Rent payable to or for the benefit of the Landlord under this Lease.

(vi)  During any period in which substantial Alterations at any Related Premises are being undertaken, builder’s risk insurance covering the total completed value including any “soft costs” with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such “soft cost” endorsements and such other endorsements as Landlord may reasonably require and general liability, workers’ compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

(vii)  Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16,  including without limitation amounts of coverage, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises.

(b)   To the extent Tenant is required to carry the insurance required by Paragraph 16(a), such insurance shall be written by companies which have a Best’s rating of B+:VIII or above or a comparable claims paying ability assigned by Standard & Poor’s Corporation or equivalent rating agency approved by Landlord and Lender and are admitted in, and approved to write insurance policies by, the State Insurance Department for the States in which the Leased Premises are located.  Provided Tenant is required to maintain such insurance, the insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof.  To the extent Lessee is required to carry the insurance required under Paragraph 16(a), the insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as Owner and Lender as loss payee and Tenant as its interest may appear, and the insurance referred to in Paragraph 16(a)(ii) (except for the Business Automobile Liability Insurance) shall name Landlord and Tenant as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee.  With respect to the insurance Tenant is required to carry, if said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

(c)   Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender.  Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled substantially modified or allowed to lapse on any renewal date except after thirty (30) days’ prior notice to Landlord and Lender.  Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

(d)   Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord original certificates evidencing such insurance or, if required by Lender, certified copies of such policies.

(e) Any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a “blanket” or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such “blanket” or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that Tenant shall provide to Landlord a Statement of Values which shall be reviewed annually and amended as necessary based on Replacement Cost Valuations.  A certificate evidencing such insurance or, if requested by Lender, a certified copy of each such “blanket” or umbrella policy shall promptly be delivered to Landlord.

(f)   Tenant shall have the replacement cost and insurable value of the Improvements and Equipment determined from time to time as required by the replacement cost and agreed amount endorsements and shall deliver to Landlord the new replacement cost and agreed amount endorsement or certificate evidencing such endorsement promptly upon Tenant’s receipt thereof.

(g)  Tenant shall promptly comply with and conform in all material respects to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all reasonable requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

(h)   Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16.  Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord certified copies thereof.

(i) Tenant waives all rights of subrogation against the Landlord as may be applicable to any insurer and will enforce such waivers in policy provisions.

(j)  All proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

(i)   Proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder’s Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds.

(ii)   Proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder’s Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable by Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18.  Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

(k)   Notwithstanding any provision to the contrary, it is understood that so long as the Guarantor maintains a net worth of at least $100,000,000, then Tenant shall be permitted to self-insure any of the coverages required by Paragraph 16(a) above, shall be permitted to decline to carry any of said coverages and shall not be bound by the deductible limits set forth therein.  The remaining provisions of Paragraphs 16(b)-(j) shall only be applicable to the insurance policies as required under Paragraph 16(a) above in the event that the Guarantor fails to maintain a net worth of at least $100,000,000, provided, however, that to the extent that Tenant does maintain insurance policies with respect to any of the risks described in Paragraph 16(a), the provisions of Paragraph 16(b) as to the naming of loss payees and additional insureds, and Paragraphs 16(c), 16(d), 16(g), 16(h), 16(i) and 16(j) shall be applicable thereto.  It is understood that with respect to any losses which are self-insured or for which there is not insurance coverage, Tenant shall be responsible for the payment of such losses.  In the event that any Casualty shall occur at such time as Tenant shall not be required to maintain third-party insurance coverage, if the Restoration Fund is held by Lender, Tenant shall deposit into the Restoration Fund the amount of the proceeds that would have been payable into the Restoration Fund had such a third-party insurance program been in effect.

17.                                 Casualty and Condemnation.

(a)                                  If any Casualty occurs to any Related Premises, Tenant shall give Landlord and Lender prompt notice thereof.  So long as no Event of Default exists Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein.  Any final adjustment, settlement or compromise of any claim in excess of Two Hundred Fifty Thousand ($250,000) Dollars shall be subject to the prior written approval of Landlord, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise.

If an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty.  Tenant agrees to sign, upon the request of Landlord, all proper proofs of loss, receipts, vouchers and releases.  Each insurer is hereby authorized and directed to make payment under said policies directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly.  The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

(b)                                 Tenant, promptly upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof.  So long as no Event of Default exists, Tenant is authorized to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant herein.  If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor.  No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord.  Subject to the provisions of this Paragraph 17(b) Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant’s leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant’s right to any award or payment on account of Tenant’s trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord’s fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant’s leasehold interest hereunder.  The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender and if and to the extent that any Mortgage so provides.

(c)                                  If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur to any Related Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations except to the extent of any insurance proceeds received by Landlord under Paragraph 16(a)(v).   Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease).  So long as no Event of Default exists, any Net Award up to and including $250,000 shall be paid by Landlord to Tenant, to the extent actually received by Landlord, and Tenant and shall restore the Leased Premises in accordance with the requirements of Paragraph 13(b) of this Lease.  Any Net Award in excess of $250,000 shall (unless such Casualty resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender if the terms of the Mortgage so require) to Tenant, to the extent actually received by Lender or Landlord as the case may be, for the restoration of any of the Leased Premises pursuant to and in accordance with and subject to the provisions of Paragraph 19 hereof.  Tenant’s obligation to restore hereunder shall not be affected by any failure of the Authority to make available any insurance proceeds held by the Authority pursuant to the Redevelopment Contract.  If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

18.                                 Termination Events.

(a)                                  If (i) all of any Related Premises shall be taken by a Taking or (ii) any substantial portion of any Related Premises shall be taken by a Taking or all or any substantial portion of any Related Premises shall be totally damaged or destroyed by a Casualty and, in any such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Related Premises, (any one or all of the Related Premises described in the above clauses (i) and (ii) above being hereinafter referred to as the “Affected Premises” and each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a “Termination Event”), then (x) in the case of (i) above, Tenant shall be obligated, within sixty (60) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within sixty (60) days after Tenant receives a Condemnation Notice or sixty (60) days after the Casualty, as the case may be, to give to Landlord written notice (a “Termination Notice”) in the form described in Paragraph 18(b) of the Tenant’s election to terminate this Lease as to the Affected Premises.

(b)                                 A Termination Notice shall contain (i) notice of Tenant’s intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date which occurs at least ninety (90) days after the Fair Market Value Date (the “Termination Date”), (ii) a binding and irrevocable offer of Tenant to pay the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenant described therein and a certified resolution of the Board of Directors of Tenant authorizing the same.  Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine Fair Market Value.

(c)                                  If Landlord shall reject such offer to terminate this Lease as to the Affected Premises pursuant to Paragraph 18(b) above by written notice to Tenant (a “Rejection”), which Rejection shall contain the written consent of Lender, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate as to the Affected Premises on the Termination Date;  provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen as to the Affected Premises (collectively, “Remaining Obligations”) on or prior to the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations.  Upon such termination (i) all obligations of Tenant hereunder as to the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Net Award shall be retained by Landlord.  Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate with respect to the Affected Premises as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate with respect to the Affected Premises shall be automatically extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

(d)                                 Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer.  If such offer is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall convey to Tenant or its designee the Affected Premises or the remaining portion thereof, if any, all in accordance with Paragraph 20.

(e)                                  In the event that (i) the Landlord enters into to a bona fide contract of sale (the “Contract of Sale”) for the purchase of the Leased Premises with a Third Party Purchaser (the “Proposed Transaction”) and (ii) consent to the Proposed Transaction from the Authority, if required pursuant to the Redevelopment Contract, cannot be obtained within a time period or in a form reasonably acceptable to Landlord or if Tenant is unable to cause the Redevelopment Contract to be terminated, then, Tenant shall purchase the Minnesota Premises from Landlord under terms identical in all material respects to the Contract of Sale, including but not limited to the purchase price, date of closing and fees due Lender.  In addition, if the Minnesota Premises is transferred to the Tenant pursuant to this Paragraph 18(e) and a Prepayment Premium is due Lender as a result of such a transfer to Tenant that would not have been due in connection with the Proposed Transaction to the Third Party Purchaser, then said Prepayment Premium shall be paid by Tenant at the time of the transfer of the Minnesota Premises to Tenant.  All sums due to Landlord or Lender from Tenant arising from the Purchase of the Minnesota Premises pursuant to this Paragraph 18(e) shall be defined as the “MN Required Purchase Amount.”  Upon the transfer of the Minnesota Premises to the Tenant pursuant to this Paragraph 18(e), this Lease shall be terminated as to the Minnesota Premises.

(f)                                    In the event of the termination of this Lease as to the Affected Premises or Minnesota Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages set forth on Exhibit “F” for the Remaining Premises.

19.                                 Restoration.

(a)                                  Landlord (or Lender if required by any Mortgage) shall hold any Net Award in excess of $250,000 in a fund (the “Restoration Fund”) and disburse amounts from the Restoration Fund only in accordance with the following conditions:

(i)                                     prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, (B) unless the total net worth of the Guarantor is greater than One Hundred million ($100,000,000) Dollars, Landlord and Lender shall be provided with mechanics’ lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) if available under State law, appropriate waivers of mechanics’ and materialmen’s liens shall have been filed;

(ii)                                  at the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed against any of the Leased Premises and remain undischarged;

(iii)                               disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects’ certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors’ and subcontractors’ sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics’ and materialmen’s lien claims;

(iv)                              each request for disbursement shall be accompanied by a certificate of Tenant, signed by an officer of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

(v)                                 Landlord may retain ten percent (10%) of each advance until the restoration is fifty (50%) percent completed;

(vi)                              the Restoration Fund shall not be commingled with Landlord’s other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

(vii)                           such other reasonable conditions as Landlord or Lender may impose.

(b)                                 Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund.  Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant.  For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

(c)                                  If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender.

20.                                 Procedures Upon Purchase.

(a)                                  If the Leased Premises, any of the Related Premises or any of the Sale Premises are purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant or its designee shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises or the applicable Related Premises or Sale Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises or the applicable Related Premises or Sale Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

(b)                                 Upon the date fixed for any such purchase of the Leased Premises, any of the Related Premises or any Sale Premises pursuant to any provision of this Lease (any such date the “Purchase Date”), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount; provided, that if any Monetary Obligations accruing prior to the Purchase Date remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations.  If on the Purchase Date any Monetary Obligations accruing prior to the Purchase Date remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of said Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations.  Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder with respect to the applicable Related Premises or Sale Premises, as the case may be (but not with respect to the Remaining Premises), shall terminate, except any Surviving Obligations.

(c)                                  If the completion of such purchase shall be delayed after (i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord’s sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

(d)                                 Any prepaid Monetary Obligations, including Escrow Payments, paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

(e)                                  If Tenant at any time or from time to time defaults in its obligation to purchase the Minnesota Premises or any portion thereof pursuant to any provision of this Lease, Landlord may at its option terminate Tenant’s right and obligation to purchase the Minnesota Premises or any portion thereof by notice to Tenant pursuant to Minnesota Statutes Section 559.21 or successor provision without terminating this Lease or any of Tenant’s obligations hereunder, and if such right is terminated, this Lease and all of its provisions shall remain in effect as though the purchase right and obligation in question had never arisen and without prejudice to Landlord’s right to require purchase at any time thereafter under any applicable provision of this Lease.

21.                                 Assignment and Subletting; Prohibition against Leasehold Financing.

(a)                                  Tenant shall not have the right to assign this Lease or sublet any portion of the Leased Premises except as otherwise expressly set forth in this Paragraph 21.

(b)                                 Tenant shall have the right upon thirty (30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required, to assign this Lease provided that as a condition to any such assignment to any Person that is not a Preapproved Assignee (as defined below) Tenant shall provide to Landlord the Assignment Security Deposit no later than the date on which such assignment shall become effective.

The term “Preapproved Assignee” shall mean any Person (A) that is, and all times during the Term continues to be, a wholly-owned subsidiary of Guarantor or (B) that immediately following such assignment will have a publicly traded unsecured senior debt rating (“Required Rating”) of “BBB” or better from Moody’s Investors Services, Inc. (“Moody’s”) or a rating of “Baa” or better from Standard & Poor’s Corporation (“S&P”) or in the event all of such rating agencies cease to furnish such ratings, a comparable rating by any rating agency reasonably acceptable to Landlord and Lender or (C) so long as such Person’s obligations under this Lease are guaranteed by a Person that has, immediately following such assignment, the Required Rating and such Person executes and delivers to Landlord a guaranty substantially in the form of the Guaranty.

(c)                                  Tenant shall have the right to sublease all or any portion of any Related Premises to any one or more subtenants without the prior written consent of Landlord provided, however, if Tenant desires to sublease all or any part of any Related Premises to any Person that is not a Preapproved Assignee then, as a condition to each sublease, Tenant shall provide to the Landlord, in the event that an Assignment Security Deposit has not already been provided, a Sublet Security Deposit no later than the date on which such sublease shall become effective.  In the event that more than one portion of any Related Premises is subject to a sublease and a Sublet Security Deposit is currently being held by Landlord for such Related Premises, no additional Sublet Security Deposit shall be required.

(d)                                 If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Related Premises shall be subject and subordinate to the provisions of this Lease.  Except in the case of an assignment to a Person with a publicly traded unsecured senior debt rating of “AA” or better from Moody’s or “Aa2” or better from S&P (either such rating, a “Release Rating”), no assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder or the Guarantor under the Guaranty, and all such obligations of the Tenant and Guarantor shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made.  In the event of an assignment to a Person meeting the Release Rating, the Tenant shall be released from liability under the Lease and the Guarantor shall be released from liability under the Guaranty.  No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

(e)                                  Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

(f)                                    As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom.  Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same.  Tenant shall not accept any rents under any sublease more than thirty (30) days in advance of the accrual thereof.

(g)                                 Tenant shall have the right to grant a first lien leasehold mortgage on, or to pledge its leasehold interest in, the Leased Premises to its senior lender, but shall not have the power to otherwise mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any other such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void. Any entity that becomes a successor tenant under this Paragraph 21(g) shall be required to be in compliance with all of the terms of this Lease.

(h)                                 Landlord may sell or transfer the Leased Premises at any time without Tenant’s consent to any third party (each a “Third Party Purchaser”).  In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer.  At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above.

22.                                 Events of Default.

(a)                                  The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord,  constitute an “Event of Default” under this Lease:

(i)                                     (A)                              a failure by Tenant to make any payment of Basic Rent, regardless of the reason for such failure; or

(B)                                a failure by Tenant to make any payment of any Monetary Obligation other than Basic Rent;

(ii)                                  a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

(iii)                               any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

(iv)                              Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Related Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(v)                                 a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Related Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

(vi)                              any Related Premises shall have been vacated or abandoned;

(vii)                           Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(viii)                        the estate or interest of Tenant in any of the Related Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

(ix)                                a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under, any provision of any Assignment or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

(x)                                   an Event of Default (as defined in the Guaranty) beyond any applicable cure period shall occur under the Guaranty;

(xi)                                Tenant shall fail provide to Landlord the Security Deposit if required pursuant to Paragraph 21 within the time period provided therein or to otherwise maintain the Security Deposit as required under Paragraph 35; or

(xii)                             an Event of Default (as that term is defined in the Contract for Private Redevelopment (the “Redevelopment Contract”) by and between Champlin Economic Development Authority (the “Authority”) and McLean Midwest Corporation (“McLean”) dated as of May 23, 1994 as same has been amended by a First Amendment to Contract for Private Redevelopment by and between the Authority and McLean dated as of July 14, 1994) beyond any applicable cure period shall occur under the Redevelopment Contract.

(b)                                 No notice or cure period shall be required in any one or more of the following events:  (A) the occurrence of an Event of Default under clause (i)(A) or (i)(B) (except as otherwise set forth below), (iv), (v), (vii), (viii), (ix), (x), (xi), (xii) of Paragraph 22(a) or (B) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord.  If the default consists of the failure to pay any Basic Rent under clause (i)(A) of Paragraph 22(a), the applicable cure period shall be three (3) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than two times within any consecutive twelve (12) month period.  If the default consists of the failure to pay any Monetary Obligation under clause (i)(B) of Paragraph 22(a), the applicable cure period shall be ten (10) days from the date on which notice is given.  If the default consists of a default under clause (ii) or (iii) of Paragraph 22(a), other than the events specified in clause (B) of the first sentence of this Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord’s reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period reasonably required to cure the default provided that Tenant shall commence to cure the default within the said thirty day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.  If the default consists of a vacation under clause (vi) of Paragraph 22(a), the applicable cure period shall be twelve (12) months from the date of the default so long as Tenant actively, diligently and in good faith proceeds and continues the curing of the default by seeking to sublet the applicable Related Premises that has been vacated or abandoned.

23.                                 Remedies and Damages Upon Default.

(a)                                  If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter during which the Event of Default is continuing, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

(i)                                     Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice.  Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26.  If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises not surrendered, with or without legal process, by peaceably entering any of the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure.  Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom.  Landlord shall be under no liability for or by reason of any such entry, repossession or removal.  Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

(ii)                                  After repossession of any of the Leased Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting.  Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion.  Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

(iii)                               Landlord may, upon notice to Tenant, require Tenant to make an irrevocable offer to terminate this Lease in its entirety for an amount (the “Default Termination Amount”) specified in the next sentence.  The “Default Termination Amount” shall be the greatest of (A) the sum of the Fair Market Value of the Leased Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (B) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the then Term would expire, including any exercised Renewal Term.  Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) days following such request, deposit with Landlord as payment against the Default Termination Amount the amount described in (B) above, Landlord and Tenant shall promptly commence to determine Fair Market Value.  Within thirty (30) days after the Fair Market Value Date, Landlord shall accept or reject such offer.  If Landlord accepts such offer then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20.  Any rejection by Landlord of such offer shall have no effect on any other remedy Landlord may have under this Lease.

(iv)                              Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable.  Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord).  Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, and (B) Tenant shall have no option to extend or renew the Term.

(b)                                 The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

(i)                                     If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period.  Tenant shall also pay to Landlord all of Landlord’s Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, reasonable attorneys’ fees, employees’ expenses, costs of Alterations and expenses and preparation for reletting.

(ii)                                  If Landlord exercises its remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds,  if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord’s Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant.  Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages.  Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

(c)                                  Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity.  If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

(d)                                 Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law.  If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

(e)                                  No termination of this Lease, repossession or reletting of any of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

(f)                                    WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE THE SERVICE OF NOTICE WHICH MAY BE REQUIRED BY ANY APPLICABLE LAW AND ANY RIGHT TO A TRIAL BY JURY.

(g)                                 Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

(h)                                 No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof.  A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

(i)                                     Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

(j)                                     Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy.  Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time.  No remedy shall be exhausted by any exercise thereof.

24.                                 Notices.  All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above or when delivery is refused.  A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay LLP, One Liberty Place, Philadelphia, PA 19103, Attention:  Chairman, Real Estate Department.    A copy of any notice given by Landlord to Tenant shall simultaneously be given by Landlord to Quarles & Brady LLP, 411 E. Wisconsin Avenue, Milwaukee, WI 53202 Attn:  Anthony W. Asmuth, III, Esq.  For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days’ notice of the new address to the other party, in the manner provided above.

25.                                 Estoppel Certificate.  At any time upon not less than ten (10) days’ prior written request by either Landlord or Tenant (the “Requesting Party”) to the other party (the “Responding Party”), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by an court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant.  Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees, by any prospective purchaser or mortgagee of any of the Leased Premises and by an assignee of Tenant’s interest in this Lease or any sublessee.

26.                                 Surrender.  Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear.  Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal.  Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises.  The reasonable cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand.  Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

27.                                 No Merger of Title.  There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

28.                                 Books and Records.

(a)                                  Tenant shall keep adequate records and books of account with respect to the finances and business of Guarantor generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles (“GAAP”)  consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord.  Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

(b)                                 Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Guarantor prepared by nationally recognized independent certified public accountants.  Tenant shall also furnish to Landlord within sixty (60) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Guarantor, certified by Guarantor’s chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law.  All financial statements of Guarantor shall be prepared in accordance with GAAP consistently applied.  All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavits of an officer of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

29.                                 Determination of Value.

(a)                                  Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

(i)                                     Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the “Applicable Initial Date”) on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the

Affected Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), (C) Landlord provides Tenant with notice of Landlord’s intention to require Tenant to make an offer to purchase the Leased Premises pursuant to Paragraph 23(a)(iii) or (D) Landlord receives an Option Exercise Notice.  Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

(ii)                                  If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser.  Within twenty (20) days following Landlord’s receipt of Tenant’s notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser.  Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them as of the Relevant Date (and given to Landlord by Tenant).  If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

(iii)                               If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value.  The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

(iv)                              If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto (with respect to the other party), be appointed by the President or Chairman of the American Arbitration Association in New York, New York.  The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

(v)                                 If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser.  Such average shall be binding and conclusive upon Landlord and Tenant.

(vi)                              All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration.

(vii)                           The Cost of the procedure described in this Paragraph 29(a) above shall be paid by Tenant.

(b)                                 If, by virtue of any delay, Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended with respect to the Leased Premises or the Affected Premises, as applicable, to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

(c)                                  In determining Fair Market Value as defined in clause (b) of the definition of Fair Market Value, the appraisers shall add (a) the present value the Rent of the remaining Term, assuming the Term including any exercised Renewal Term (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and Guarantor and (b) the present value of the Leased Premises, Sale Premises or Affected Premises, as applicable, as of the end of such Term including any exercised Renewal Term.  The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that Guarantor has complied (and will comply) with all of the provisions of the Guaranty.

30.                                 Non-Recourse as to Landlord.

Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (a) Landlord, (b) any director, member, officer, general partner, limited partner, employee or agent of Landlord, or any general partner of Landlord, any of its general partners or shareholders (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of its general partners, either directly or through Landlord or its general partners or any predecessor or successor partnership or corporation or their shareholders, officers, directors, employees or agents (or other entity), or (d) any other Person (including Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P. Carey & Co., Inc., Carey Management LLC, Carey Diversified LLC and any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof).

31.                                 Financing.

(a)                                  Tenant agrees to pay all costs and expenses incurred by Landlord in connection with the purchase, leasing and initial financing of the Leased Premises including, without limitation, the cost of appraisals, environmental reports, title insurance, surveys, legal fees and expenses and Lender’s commitment fee, except that Tenant’s obligation to pay Landlord’s legal fees and expenses and costs associated with the initial Loan shall be limited to $185,000 in the aggregate relating to this Lease and that certain Lease Agreement by and between Power (DE) QRS 14-35, Inc. and Tenant for property situate in North Salt Lake City, Utah.

(b)                                 If Landlord desires to obtain or refinance any Loan, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender.  Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender requires in connection with such financing, including any subordination, non-disturbance and attornment agreement, so long as the same do not adversely affect any right, benefit or privilege of Tenant under this Lease in any material respect or increase Tenant’s obligations under this Lease in any material respect.  Such subordination, non-disturbance and attornment agreement may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offsets which Tenant may have against Landlord.

32.                                 Subordination, Non-Disturbance and Attornment.  This Lease and Tenant’s interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant’s rights hereunder (including the right to purchase one or more Sale Premises) unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

33.                                 Tax Treatment; Reporting.  Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes.  For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including:  (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the “Code”) with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

34.                                 Option to Purchase.

(a)                                  Landlord does hereby give and grant to Tenant the option (the “Option”) to purchase the Leased Premises or any one or more of the Related Premises (any such Related Premises, the “Sale Premises”) (i) for a purchase price (the “Purchase Price”) equal to the Offer Amount and (ii) from time to time on any date (the “Option Purchase Date”) (A) within the thirty (30) day period prior to June 1, 2010 (the “First Option”) or, (B) if the First Option is not exercised with respect to all of the Leased Premises, within the thirty (30) day period prior to June 1, 2013, June 1, 2014, June 1, 2015, June 1, 2016, and/or June 1, 2017 (each, a “Remaining Option”), in any case if and only if this Lease is then in full force and effect and with respect to the exercise of any Remaining Option only if Tenant provides to Landlord such documentation as Landlord shall reasonably require to evidence the exercise of the Automatic Renewal. Any Option Purchase Date shall be mutually agreeable to Landlord and Tenant.  If Tenant intends to exercise either the First Option or any Remaining Option, Tenant shall give written notice (“Option Exercise Notice”) to Landlord that it is making an irrevocable exercise not later than six (6) months prior to the applicable Option Purchase Date.  Promptly upon receipt of the Option Exercise Notice by Landlord (which shall identify the Sale Premises or Leased Premises to be purchased), the parties shall commence to determine Fair Market Value of the Leased Premises or Sale Premises, as applicable.

(b)                                 If Tenant shall exercise the Option to purchase the Leased Premises or Sale Premises, then, if on the applicable Option Purchase Date Tenant has paid the

Purchase Price and has satisfied all other Monetary Obligations that have accrued prior to the Option Purchase Date, Landlord shall convey title to the Leased Premises or the Sale Premises, as applicable, to Tenant in accordance with Paragraph 20 hereof; provided that if an Event of Default has occurred and is continuing on the Option Purchase Date, Landlord, at its sole option, may terminate the First Option and, if applicable, the Remaining Options.  IF THIS LEASE SHALL TERMINATE FOR ANY REASON PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR IF TENANT SHALL FAIL TO GIVE THE AFORESAID OPTION EXERCISE NOTICE WITH RESPECT TO THE FIRST OPTION AND, IF APPLICABLE, THE REMAINING OPTIONS BY THE REQUIRED DATE, TIME BEING OF THE ESSENCE, THE FIRST OPTION OR, IF APPLICABLE, THE REMAINING OPTIONS PROVIDED IN THIS PARAGRAPH 34 AND ANY EXERCISE THEREOF BY TENANT SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID.  IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF THE FIRST OPTION AND, IF APPLICABLE, THE REMAINING OPTION.

(c)                                  If Tenant shall purchase less than all of the Leased Premises, this Lease shall remain in full force and effect with respect to the Remaining Premises; provided that the Basic Rent for the Remaining Premises to be paid after termination of this Lease with respect to the Sale Premises shall be the Basic Rent otherwise payable with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages for each of the Remaining Premises set forth on Exhibit “F” attached hereto.

35.                                 Security Deposit.

(a)                                  In the event that the Tenant is required to post a Security Deposit under Paragraph 21(b) or Paragraph 21(c) hereof the following shall apply:

(i)                                     Each time that the Tenant is required to post a Security Deposit under Paragraph 21(b) hereof, Tenant shall deliver to Landlord either (A) an Assignment Letter of Credit or (B) an Assignment Cash Security Deposit

(ii)                                  If there has not already been deposited an Assignment Security Deposit, each time that the Tenant is required to post a Security Deposit under Paragraph 21(c) hereof, Tenant shall deliver to Landlord either (A) a Sublet Letter of Credit or (B) a Sublet Cash Security Deposit.

(b)                                 The Security Deposit shall be security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein.  If a Security Deposit is in the form of a Letter of Credit, such Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof.  If Tenant fails to renew any Letter of Credit by such date, TIME BEING OF THE ESSENCE, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on each Letter of Credit and to deposit the LC Proceeds in any account for the benefit of Landlord or to declare an Event of Default.  Any Cash Security Deposit or the LC Proceeds shall not be commingled with other funds of Landlord or other Persons and shall be held in an interest bearing account.

(c)                                  If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on each Letter of Credit or to withdraw the LC Proceeds or Cash Security Deposit, as the case may be, from the above-described account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) any expense incurred by Landlord in curing any default of Tenant, and/or (iii) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned).  Tenant further acknowledges and agrees that (1) Landlord’s application of the proceeds of the Security Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default, provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within five (5) days following its application and in accordance with the requirements of this Paragraph 35, so that the original amount of the Security Deposit shall be again on deposit with Landlord.

(d)                                 At the expiration of the Term and so long as no Event of Default exists the Security Deposit shall be returned to Tenant.  In addition, so long as no Event of Default exists, upon the expiration or the termination of any sublease that caused the deposit of a Sublet Security Deposit, the amount of the Sublet Security Deposit (along with any interest earned thereon) deposited for such sublease, shall be returned to Tenant unless such Sublet Security Deposit has been applied to and constitutes a part of the Assignment Security Deposit.

(e)                                  Landlord shall have the right to designate Lender or any other holder of a Mortgage as the beneficiary of the Letter of Credit or holder of the Cash Security Deposit or LC Proceeds, as the case may be, during the term of the applicable Loan shall have all of the rights of Landlord under this Paragraph 35.  Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Security Deposit as hereinabove provided.

(f)                                    For the purposes of this Paragraph 35, the following definitions shall apply:

“Assignment Letter of Credit” shall mean an irrevocable letter of credit issued by a bank acceptable to Landlord and in form and substance satisfactory to Landlord in an amount equal to six months of the Basic Rent at the time such letter of credit is issued or if at the time an Assignment Letter of Credit is posted Landlord is holding a Sublet Letter of Credit, then in an amount equal to the positive difference between six (6) months of such Basic Rent and the amount of the Sublet Letter of Credit.

“Assignment Security Deposit” shall mean the Assignment Letter of Credit or the Assignment Cash Security Deposit, as applicable.

“Assignment Cash Security Deposit” shall mean cash in immediately available funds equal to six months of the Basic Rent at the time such cash is deposited with Landlord or if at the time an Assignment Cash Security Deposit is posted Landlord is holding a Sublet Cash Security Deposit, then in an amount equal to the positive difference between six (6) months of such Basic Rent and the amount of the Sublet Cash Security Deposit.

“Cash Security Deposit” shall mean the Assignment Cash Security Deposit or each Sublet Cash Security Deposit, as applicable.

“LC Proceeds” shall mean the proceeds of any draw of any Letter of Credit by the Landlord or Lender.

“Letter of Credit” shall mean collectively the Assignment Letter of Credit or each Sublet Letter of Credit, as applicable.

“Security Deposit” shall mean each Sublet Security Deposit or the Assignment Security Deposit.

“Sublet Letter of Credit” shall mean an irrevocable letter of credit issued by a bank acceptable to Landlord and in form and substance satisfactory to Landlord in an amount equal to six (6) months of the Basic Rent at the time such letter of credit is issued allocated to the Related Premises being sublet pursuant to Exhibit “F”.

“Sublet Cash Security Deposit” shall mean cash in immediately available funds equal to six (6) months of the Basic Rent at the time the cash is deposited with the Landlord allocated the Related Premises being sublet pursuant to Exhibit “F”.

“Sublet Security Deposit” shall mean collectively, the Sublet Letter of Credit and each Sublet Cash Security Deposit.

36.                                 Miscellaneous.

(a)                                  The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b)                                 As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including without limitation”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” shall mean “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”; (iv) “obligation” shall mean “obligation, duty, agreement, liability, covenant and/or condition”; (v) “any of the Leased Premises” shall mean “the Leased Premises or any part thereof or interest therein”; (vi) “any of the Land” shall mean “the Land or any part thereof or interest therein”; (vii) “any of the Improvements” shall mean “the Improvements or any part thereof or interest therein”; (viii) “any of the Equipment” shall mean “the Equipment or any part thereof or interest therein”; and (ix) “any of the Adjoining Property” shall mean “the Adjoining Property or any part thereof or interest therein”.

(c)                                  Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord.  Landlord shall not unreasonably withhold or delay its consent whenever such consent is required under this Lease.  Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

(d)                                 Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

(e)                                  This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord’s request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein.  Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

(f)                                    This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(g)                                 The covenants of this Lease shall run with the land and bind the parties hereto and their respective successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of the parties hereto and their respective successors and assigns.  If there is more than one Tenant, the obligations of each shall be joint and several.

(h)                                 Notwithstanding any provision in this Lease to the contrary, all Surviving Obligations of Tenant shall survive the expiration or termination of this Lease with respect to any Related Premises.

(i)                                     If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(j)                                     All exhibits attached hereto are incorporated herein as if fully set forth.

(k)                                  This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

(l)                                     Deed Of Lease/Landlord’s Agent for Service of Process.  As to the Virginia Premises only, for purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed to be a deed of lease.  For purposes of Section 55-218.1, Code of

Virginia (1950), as amended, Landlord’s resident agent for service of process is:  Reed Smith Hazel & Thomas LLP, 3110 Fairview Park Drive, Suite 1400, Falls Church, VA 22042.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

LANDLORD:

POWER (DE) QRS 14-34, INC.,

a Delaware corporation

By:	/s/ Edward La Puma

Title:	Executive Director

TENANT:

APW NORTH AMERICA INC.,

a Delaware corporation

By:	/s/ Richard D. Carroll

Title:	Treasurer

[Signature page of Deed of Lease Agreement - MN, IN, NJ & VA]

EXHIBIT A

PREMISES

EXHIBIT A

Parcel containing 14.771 acres as shown on plat entitled “Plat of Survey of 14.771 acres to be acquired by Aspen Motion Technologies, Inc., from the City of Radford Industrial Development Authority,” dated November 11, 1998, and revised November 25, 1998 and January 5, 1999, made by Anderson and Associates, Inc.,  Engineers-Surveyors-Planners, of record in the Clerk’s Office of the Circuit Court of the City of Radford, Virginia, in Plat Book 4, Page 76.

TRACT I

That part of the West Half of the Northwest Quarter of Section 21, Township 28 North, Range 4 West in Monon Township, White County, Indiana, described by:

COMMENCING at the Northwest corner of the above said Section 21;

THENCE South 86 degrees 27 minutes East along the Section line 253.5 feet;

THENCE South 02 degrees 42 minutes West 331.2 feet to the Point of Beginning;

THENCE South 85 degrees 47 minutes East 341.85 feet;

THENCE South 02 degrees 30 minutes West 315.53 feet;

THENCE South 85 degrees 54 minutes East 438.48 feet;

THENCE South 05 degrees 13 minutes West 745.30 feet to the North right-of-way line of the L. and N. Railroad;

THENCE along said line North 62 degrees 09 minutes West 222.37 feet, South 67 degrees 48 minutes West 119.02 feet, North 63 degrees 36 minutes West 100.09 feet and North 61 degrees 08 minutes West 357.00 feet;

THENCE North 00 degrees 51 minutes East 838.26 feet to the Point of Beginning.

TRACT II

That part of the NorthWest Quarter of the Northwest Quarter of Section 21, Township 28 North, Range 4 West in Monon Township, White County, Indiana, described by:

COMMENCING at the Northwest corner of the above said Section 21;

THENCE South 86 degrees 27 minutes East 253.5 feet to the Point of the Beginning;

THENCE South 85 degrees 45 minutes East 340.7 feet;

THENCE South 02 degrees 30 minutes West 331.0 feet;

THENCE North 85 degrees 47 minutes West 341.85 feet;

THENCE North 02 degrees 42 minutes East 331.2 feet to the Point of Beginning.

This Parcel of land also described as follows:

A parcel of land beginning at a point Sixteen (16) Rods East of the Northwest corner of Section Twenty-one (21), Township Twenty-eight (28) North, Range Four (4) West, White County, Indiana, on the section line between Section (16) and Twenty-one (21);

RUNNING THENCE East Twenty (20) Rods;

THENCE South Three Hundred Thirty (330) feet;

THENCE West Twenty (20) Rods;

THENCE North Three Hundred Thirty (330) feet to the place of BEGINNING; this tract being out of the Northwest Quarter of the Northwest Quarter of Section Twenty-one (21), Township Twenty-eight (28) North, Range Four (4) West, and in the above said County and State;

EXCEPT that part of the above described lands as has been sold to the county and state for right-of-way for a State Road.

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Washington, County of Mercer, State of New Jersey:

BEGINNING at a point in the proposed Easterly right of way line of West Manor Way (40 feet from centerline) said point being located the following two (2) courses from the intersection of the southeasterly right of way line of New Jersey Turnpike (300 feet wide) with the Easterly right of way line of West Manor Way (50 feet wide) and from said intersection running;

a.             Southerly distant 3202.78 feet along the Easterly right of way line of West Manor Way (50 feet wide) to a point; thence

b.             South 54 degrees 52 minutes 51 seconds East along the common line between Tax Map Lots 19 and 20 in Block 41,15.00 feet to a point and place of beginning and running thence;

1.             North 34 degrees 24 minutes 41 seconds East along the proposed Easterly right of way line of West Manor Way, 820.19 feet to a point of curvature; thence

2              Northeasterly along a new line through Lot 19 in Block 41, along a curve to the right having a radius of 40.00 feet and an arc length of 62.83 feet to a point of tangency; thence

3.             South 55 degrees 35 minutes 19 seconds East along same, 245.00 feet to a point; thence

4.             South 57 degrees 44 minutes 10 seconds East still along same, 200.14 feet to a point; thence

5.             South 55 degrees 35 minutes 19 seconds East still along same, 168.13 feet to a point; thence

6.             South 34 degrees 24 minutes 41 seconds West still along same, 875.76 feet to a point; thence

7.             North 54 degrees 52 minutes 51 seconds West along the common line between Tax Map Lots 19 and 20 in Block 41,653.18 feet to the true point and place of BEGINNING.

Being known as Lot 19.02 in Block 41 on the Tax map.

TOGETHER WITH the benefits as contained in that certain Cross Basement Agreement recorded in Deed Book 3186, page 024.

Lot 1, Block 1, Westwood North 3rd Addition, excepting that part thereof lying northerly of the following described line:

BEGINNING at a point on the North line of Section 31, Township 120 North, Range 21 West, Distant 237.03 feet Easterly of the North Quarter corner thereof;

THENCE run Southerly at an angle of 90 degrees 00 minutes 00 seconds from said North Section line for 45 feet;

THENCE run Westerly parallel with said North Section line of 150 feet and there terminating, Hennepin County, Minnesota.

Torrens Property

Certificate of Title No.811285.

The above property is situated in Hennepin County, State of Minnesota.

Address: 11611 Business Park Blvd. N, Champlin, MN 55316

Tax Map or Parcel ID No.: 31-120-21 12 0073

EXHIBIT B

MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the buildings which constitute part of the Leased Premises for the uses permitted under Paragraph 4(a) of this Lease.

EXHIBIT C

PERMITTED ENCUMBRANCES

FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK

Policy No.:	Pro Forma
File No.:	NYN00-4811NJ
Order No.:	00-65422458

SCHEDULE B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.     The lien of all taxes and assessments for the 3rd quarter of 2000 and hereafter, a lien not yet due and payable.

2.     Subject to proposed 20 foot wide drainage easement area, proposed 25 foot wide utility easement dedicated to Washington Township MUA, proposed 50 foot wide strip of land reserved for future right of way, AT&T Easement, 15 foot land dedicated to Washington Township for road widening purposes, proposed 200' by 200' sight triangle easement, proposed 10 foot wide underground utility easement all as shown on filed plan, and as shown on survey prepared by Control Point Associates, Inc., dated May 19, 2000 as Job No. C00183.

3.     Subject to an 80 food wide front set back line as shown on filed plan, and as shown on survey prepared by Control Point Associates, Inc., dated May 19, 2000 as Job No. C00183.

4.     Rights, public and private, in that part of subject premises included within the lines of Applegate Drive and Manor Way, and as shown on survey prepared by Control Point Associates, Inc., dated May 19, 2000 as Job No. C00183.

5.     Utility Easement granted to American Telephone and Telegraph Company of New Jersey as contained in Deed Book 1760, Page 324, and re-recorded in Deed Book 1788 page 219.

6.     Terms and conditions of those certain Declaration of Restrictive Covenants, Agreements and Easements by Mercrock Associates, L.P., as contained in Deed Book 3182 page 1; assumed in that certain Assumption Agreement and Right of Reconveyance recorded in Deed Book 3193 page 78, and as shown on survey prepared by Control Point Associates, Inc., dated May 19, 2000 as Job No. C00183.

The Policy affirmatively insures the Insured that a violation of said restrictions will not cause a forfeiture or reversion of title.

The Company insures the Insured against loss or damage sustained by reason of any final court order or judgment denying the right to maintain any existing improvements on the land because of any violation of covenants, conditions or restrictions or building setback lines shown on a plat of subdivision recorded or filed in the public records.

FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK

Policy No.:	Pro Forma
File No.:	NYN00-4682NJ
Order No.:	00-65422284

SCHEDULE B

EXCEPTIONS FROM COVERAGE

7.     Terms and condition of that certain Cross Easement Agreement between Mercrock Associates, L.P. and Zero Corporation as contained in Deed Book 3186, page 24, and as shown on survey prepared by Control Point Associates, Inc., dated May 19, 2000 as Job No. C00183.

8.     Terms and condition of the certain Deed of Sight Triangle Easement between Zero Corporation and The Township of Washington as contained in Deed Book 3186, Page 51, and as shown on survey prepared by Control Point Associates, Inc., dated May 19, 2000 as Job No. C00183.

9.     Survey prepared by Control Point Associates, Inc., dated May 19, 2000 as Job No. C00183 shows the following variations and mislocations:

a.     5 foot wide sidewalk easement per map entitled “Soil Erosion and Sediment Control Plan, Plan and Profile for Northeast Business Park Section 2, Block 41, Lot 19.01, Applegate Drive, Washington Township, Mercer County, New Jersey” dated February 1997, last revised 9-4-97, file no. 1112-001.

b.     Underground drainage pipes crossing the northeast portion of the premises and the southeast portion of the premises.

10.   Unrecorded Lease Agreement by and between POWER (DE) QRS 14-34, Inc. and APW North America, Inc., a Delaware corporation dated May 30, 2000, as evidenced by a Memorandum of Lease between the same parties dated as of May      , 2000, recorded May     , 2000 in Deed Book     , Page     .

FIDELITY NATIONAL TITLE INSURANCE COMPANY

Policy No.:	Pro Forma
File No.:	NYN00-4810IN
Order No.:	200004160

SCHEDULE B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.     Second installment of taxes for 1999 and subsequent years, a lien, not yet due or payable. Taxes for Key Number 010-19600-00

2.     Second installment of taxes for 1999 and subsequent years, a lien, not yet due or payable. Taxes for Key Number 010-19610-00

3.     Right of Way Grant to State of Indiana for Highway #16 dated October 23, 1935 recorded January 24, 1977 in Easement and Right of Way Record 1977 Page 476-477, and as shown on survey prepared by R.E. Deake & Associates dated May 15, 2000 last revised May 24, 2000 as Job No. 2816 (MONON.DWG).

4.     Terms and conditions of the Subdivision Ordinance of White County, Indiana, as recorded May 19, 1988 in Miscellaneous Record 1988 Page 439-485 in the White County Recorder’s Office.

5.     Matters as shown on Plat recorded in Plat Book 5, Page 35, and as shown on survey prepared by R.E. Deake & Associates dated May 15, 2000 last revised May 24, 2000 as Job No. 2816 (MONON DWG).

6.     Survey prepared by R.E. Deake & Associates dated May 15, 2000 last revised May 24, 2000 as Job No. 3816 (MONON.DWG). discloses the following variances or mislocations:

a.     Fence varies along southern and western and eastern record lines of title.

b.     Fence tye 0.42 feet east of eastern property line.

c.     Overhead power lines cross through Tract II.

7.     Unrecorded Lease Agreement by and between POWER (DE) QRS 14-34, Inc. and APW North America, Inc., a Delaware corporation dated May 30, 2000, as evidenced by a Memorandum of Lease between the same parties dated as of May 30, 2000, recorded May     , 2000 in Dated Book     , Page    .

Virginia

1.     Taxes and Assessments for the 1st Half of 2000, which are due by June 5, 2000 and subsequent taxes  Tax Map No.: 20-(1)-3. Account No.: 020003066.

2.     Sanitary sewer easement granted to City of Radford, Virginia by Alice L. Weeks, by Instrument dated September 16, 1987, recorded in Deed Book 129, page 60.

3.     Easement granted to The Chesapeake and Polomac Telephone Company of Virginia, by H.B. Ingles and Mrs. Fannie M. Ingles by instrument dated May 27, 1937, recorded in Montgomery County Deed Book 106, page 495.

4.     Rights of upper and lower riparian owners in and to the flow and water of that certain unnamed stream following along and over the easterly and southerly sides of the insured land, as shown on plat of survey made by Anderson and Associates, Inc., dated November 11, 1998, last revised January 5, 1999, recorded in Deed Book 4, page 76.

5.     The following matters shown on plat of survey by Anderson and Associates, Inc., dated November 11, 1998, last revised January 5, 1999, recorded in Plat Book 5, page 76:

a.     Existing 29-foot sewer easement on westerly portion of insured land (Deed Book 129, page60);

b.     Overhead telephone line, with associated poles, crossing southwesterly portion of insured land (Deed Book 106, page 495);

c.     Limits of 500 year flood hazard zone (Zone B) extending into southerly and southeasterly portion of insured land;

d.     15-inch drainage pipe extending from the northwesterly portion of insured land into Rock Road right of way;

e.     Stormwater detention pond, with associated drainage facilities, in west-central portion of insured land;

f.      Underground electric line located in northerly portion of insured land; and

g.     6-inch water line located in northerly portion of insured land.

FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK

Policy No.:	Pro Forma
File No.:	NYN00-4809MN
Order No.:	T000-803162

SCHEDULE B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.               Taxes for the second half of the year 2000, now due and payable, not yet delinquent.

2.               Drainage and Utility Easement as shown on the recorded plat recorded in Plat Book             , page             , and as shown on survey prepared by Westwood Professional Services, Inc. dated May 15, 2000 has revised May 26, 2000.

3.               Declaration of Covenants and Restrictions dated December 31, 1987, filed January 26, 1988, as Document No. 1904430 which contain no forfeiture provisions.

4.               Declaration of Covenants and Restrictions (Elm Creek Industrial and Commercial Community Sub-association) dated March 6, 1989, filed April 6, 1989, as Document No. 2004263 which contain no forfeiture provisions.

5.               Terms and conditions of that certain Contract for Private Redevelopment by and between Champlin Economic Development Authority and McLean Midwest Corporation, dated May 23, 1994 and recorded July 15, 1994 as Document No. 2533188.  Amended by First Amendment to Contract for Private Redevelopment recorded as Document No. 2539195.

6.               Terms and conditions of that certain Assessment Agreement and Assessor’s Certification by and among Champlin Economic Development Authority, McLean Midwest Corporation, and County Assessor of the County of Hennepin, dated July 14, 1994 and recorded July 15, 1994, as Document No. 2533189.  The Company affirmatively insures the Insured that there are no deliquent amounts due pursuant to said Assessment Agreement.

7.               Terms and conditions of that certain Assessment Agreement and Assessor’s Certification by and among Champlin Economic Development Authority, McLean Midwest Corporation, and City Assessor of the City of Champlin, dated July 14, 1994 and recorded October 14, 1994 as Document No. 2558616. The Company affirmatively insures the Insured that there are no deliquent amounts due pursuant to said Assessment Agreement.

8.               Right of Access easement granted in Document No. 1965585 by Cowles Media Company in Document dated August 22, 1988 and recorded October 11, 1988, and granted in Document No. 2680998 by McLean Midwest Corporation in Document dated February 15.

FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK

Policy No.:	Pro Forma
File No.:	NYN00-4809MN
Order No.:	T000-803162

SCHEDULE B

(continued)

9.     Survey prepared by Westwood Professional Services, Inc. for Smith-Roberts National Corporation dated May 15, 2000 last revised May 26, 2000 designated as Job No.          discloses the following variations or mislocations:

        a. parking spaces located in northwest portion of subject property encroaches over 15' parking setback.

10.   Unrecorded Lease Agreement by and between POWER (DE) QRS 14-34, Inc. and APW North America, Inc., a Delaware corporation dated May 30, 2000, as evidenced by a Memorandum of Lease between the same parties dated as of May 30, 2000, recorded May     , 2000 in Deed Book     , Page     .

EXHIBIT D

BASIC RENT PAYMENTS

1.                                       Basic Rent.  (a)  Subject to the adjustments provided for in the following Paragraph 1 (b) and Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $1,809,225 per annum (“Initial Annual Basic Rent”), payable monthly in advance on each Basic Rent Payment Date, in equal installments of $150,768.75 each (“Initial Monthly Installment”); except that on June 1, 2000 Tenant shall pay to Landlord, in addition to the Initial Monthly Installment due, the amount of $301,537.51 as prepaid rent which shall be applied to Basic Rent due for the last two (2) months of the Term.

(b)  Concurrently with the funding of the initial Loan the Initial Annual Basic Rent shall be changed (the “Initial Adjustment”) to the sum of (i) the annual debt service (principal and interest) payable on such Loan and (ii) the product of 11.92% times the difference between $19,350,000 and the original principal amount of such Loan.  Upon the Initial Adjustment each Initial Monthly Installment shall be increased or decreased, as the case may be, by one-twelfth of the Initial Adjustment.  If the Initial Adjustment occurs between Basic Rent Payment Dates the next occurring Initial Monthly Installment shall be adjusted accordingly.  By way of example:

Purchase Price:	$19,350,000

Principal Amount of Loan:	$13,425,000

Total Equity:	$5,925,000

Equity Return (11.92%) after debt closing:	$706,260

Total Rent = $658,580 + Debt Service

Debt Service Assumptions:  $13,425,000 7.70%, 30 year amortization

Example #1 - Rent would adjust down.

Debt closed:  $13,425,000 7.50%, 30 year amortization

Example #2 - Rent would adjust up.

Debt closed:  $13,425,000 7.90%, 30 year amortization

2.                                       CPI Adjustments to Basic Rent.  The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) (“CPI”) or the successor index that most closely approximates the CPI.  If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City.  Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction.  In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the three (3) year period immediately preceding the first adjustment of Basic Rent and the one (1) year period immediately preceding each subsequent adjustment of Basic Rent.

3.                                       Effective Dates of CPI Adjustments.  Basic Rent shall not be adjusted to reflect changes in the CPI until the third (3rd) anniversary of the Basic Rent Payment Date on which the first full monthly installment of Basic Rent shall be due and payable (the “First Full Basic Rent Payment Date”).  As of the third (3rd) anniversary of the First Full Basic Rent Payment Date (the “Initial Adjustment Date”) and on each anniversary of the Initial Adjustment Date thereafter during the term, Basic Rent shall be adjusted to reflect increases in the CPI during the three (3) year period immediately preceding the Initial Adjustment Date and during the most recent one (1) year period immediately preceding each anniversary of the Initial Adjustment Date (the Initial Adjustment Date and each subsequent adjustment date being hereinafter referred to as the “Basic Rent Adjustment Date”).

4.                                       Method of Adjustment for CPI Adjustment.

(a)                                  As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the “Prior Months”) ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI.

On the Initial Adjustment Date, an amount equal to the lesser of (x) the product of such multiplication or 5.78% of the Basic Rent in effect immediately prior to the Initial Adjustment Date shall be added to the Basic Rent in effect immediately prior to the Initial Adjustment Date.

On each Basic Rent Adjustment Date after the Initial Adjustment Date, an amount equal to the lesser of the product of such multiplication or 1.89% of the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date.

As used herein, “Beginning CPI” shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring three (3) years earlier with respect to the first adjustment of Basic Rent and one (1) year earlier with respect to each subsequent adjustment of Basic Rent.

If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing three (3) year period or one (1) year period, as applicable.  If any CPI adjustment would result in an annual increase of less than 1.89%, then, the positive difference between an annual increase of 1.89% and the actual annual increase resulting from such CPI adjustment shall be carried forward and added to any annual increase of Basic Rent that is less than 1.89% of the prior year’s Basic Rent.  By way of example:

	Year 5	Year 6	Year 7	Year 8

CPI:	4%	1.2%	3%	2%

Increase:	1.89%	1.2%	2.59%	1.89%

Carry Forward:	0.69		0	0

2

(b)                                 Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

(c)                                  Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord’s rights to collect such sums.  Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

3

EXHIBIT E

ACQUISITION COST

Monon, Indiana	$1,675,392.67

Champlin, Minnesota	$5,968,586.39

Robbinsville / Washington Township, New Jersey	$9,057,591.62

Radford, Virginia	$3,560,209.42

Total:	$20,261,780.10

EXHIBIT F

PERCENTAGE ALLOCATION OF BASIC RENT

Monon, Indiana	8.26%

Champlin, Minnesota	29.47%

Robbinsville, New Jersey	44.70%

Radford, Virginia	17.57%

Total:	100%

If any of the Related Premises ceases to be subject to this Lease pursuant to Paragraphs 17 or 34 an amount equal the percentage of the Basic Rent allocated to such Related Premises shall no longer be payable and, the percentage shown on this Exhibit F for each of the Related Premises which continue to remain subject to this Lease shall be adjusted proportionately so that the total of such percentages shall be 100%.

2

EXHIBIT B

LEGAL DESCRIPTION

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Washington, County of Mercer, State of New Jersey:

BEGINNING at a point in the proposed Easterly right of way line of West Manor Way (40 feet from centerline) said point being located the following two (2) courses from the intersection of the southeasterly right of way line of New Jersey Turnpike (300 feet wide) with the Easterly right of way line of West Manor Way (50 feet wide) and from said intersection running;

a.                             Southerly distant 3202.78 feet along the Easterly right of way line of West Manor Way (50 feet wide) to a point; thence

b.                            South 54 degrees 52 minutes 51 seconds East along the common line between Tax Map Lots 19 and 20 in Block 41, 15.00 feet to a point and place of beginning and running thence;

1.                             North 34 degrees 24 minutes 41 seconds East along the proposed Easterly right of way line of West Manor Way, 820.19 feet to a point of curvature; thence

2.                             Northeasterly along a new line through Lot 19 in Block 41, along a curve to the right having a radius of 40.00 feet and an arc length of 62.83 feet to a point of tangency; thence

3.                             South 55 degrees 35 minutes 19 seconds East along same, 245.00 feet to a point; thence

4.                             South 57 degrees 44 minutes 10 seconds East still along same, 200.14 feet to a point; thence

5.                             South 55 degrees 35 minutes 19 seconds East still along same, 168.13 feet to a point; thence

6.                             South 34 degrees 24 minutes 41 seconds West still along same, 875.76 feet to a point; thence

7.                             North 54 degrees 52 minutes 51 seconds West along the common line between Tax Map Lots 19 and 20 in Block 41,653.18 feet to the true point and place of BEGINNING.

Being known as Lot 19.02 in Block 41 on the Tax map.

TOGETHER WITH the benefits as contained in that certain Cross Easement Agreement recorded in Deed Book 3186, page 024.

EXHIBIT C

ALTERATIONS TO
SUBLEASED PREMISES BY SUBLESSEE

1 MANUFACTURING OFFICE

WALL SECTIONS

F
E
D
C
1
2

2 LASER LABS/PAINT ROOMS

7
8
E
D

3 QA OFFICES

LEGEND:

GENERAL NOTES:

KEY NOTES:

SPACE PLAN
NOT FOR
CONSTRUCTION

NORTH

Jarmel Kizel

SPACE PLAN
LAB AREAS &
MANUFACTURING
OFFICE

SF-1.3

1 OFFICE LOWER LEVEL
2 OFFICE MEZZANINE LEVEL
NORTH

LEGEND

GENERAL NOTES

Key Notes

SPACE PLAN
NOT FOR
CONSTRUCTION

Jarmel Kizel

SPACE PLAN
OFFICE AREA
1ST & 2ND FLOOR

SF-1.2

MANUFACTURING AREA 1ST FLOOR

LEGEND

GENERAL NOTES

KEY NOTES

SPACE PLAN NOT FOR CONSTRUCTION

NORTH

Jarmel Kizel

SPACE PLAN MANUFACTURING AREA 1ST FLOOR

SF-1.1

Narrative to accompany Exhibit C

Drawing Overview:

Note: The shaded areas in Drawing SF1.1 represent office space that is to be newly constructed or modified.  The modifications to the Second Floor offices are represented in Drawing SF1.2.  There is a legend on each drawing that provides information regarding the architectural items to be added or removed.  Drawing SF1.3 shows the wall types for each proposed area, and how high they are to be built.  All wall construction to be metal studs and sheetrock unless otherwise noted.  Miscellaneous network wiring, electrical, plumbing, and HVAC not yet detailed.  All Office construction materials to match existing materials.

•                  (A1 to C7): General Office and Factory Employee Entrance (SF1.2)

•                  (A5.5 to B6.5): Mechanical Room and Employee Lunch Seating (SF1.2)

•                  (B5.75 to B0.5-6.25): Employee Pantry (SF1.2)

•                  (A4.5 to C5.75): R&D (SF1.2)

•                  (A6.5 to C7): Security Corridor / Factory Employee Entrance (SF1.2)

•                  (C1 to F2): Laser Labs (SF1.3)

•                  (C7 to E8): Quality Assurance (SF1.3)

•                  (F0.5-8 to G11): Manufacturing Offices  (SF1.3)

•                  (C1 to F10)+(A7 to C10): General Manufacturing (SF1.1)

(A1 to C4.5) General Office: Reference SF1.2

B1.5 to B2:  Corridor added.

B0.5-1.5 to B0.5-2:  Room added, Area 118 on SF1.2

B0.5-3.5 to C4: Office space added, Area 125 & 126 on SF1.2

(A4.5 to C5.75) R&D:  Reference SF1.2

Area 129: Removable systems furniture, Lab Benches, and Production display area added.

Area 130 to 133: Lower large offices divided into 4 equal size offices.

Area 134: Converted to Laboratory.

Corridor 128 to 141 added.

(A5.5 to C7)  Mechanical Room, Factory Employee Cafeteria, and Factory

Employee Entrance: Reference SF1.2

Area 142: Mechanical room reduced in size.

Corridor 141: added

Area 140: Lunch Room added.

Area 139: Pantry added

Area 144: Security Office Added

Area 145: Men’s Locker Room Added

Area 146: Women’s Locker Room Added

Area 147: Security Office and Turnstile Added

Narrative to accompany Exhibit C

(A1 to C6.5) Office Mezzanine Level: Reference SF1.2

Area 203: Product showroom added

Area 202: Office added

Area 201: Office added

Area 201A: Closet Added

Area 212:  Wall and doorway removed

(C1 to F2.5) Laser Labs: Reference SF1.3

Area L00 to L11:  Concrete cut and caulked to provide vibration isolation.  Individual Labs, Offices, and Dark Room added.

Area L13, 14 & 15: Area added.

Area L15: Pre-constructed Clean room that will be relocated.

(F0.5-8 to G11) Manufacturing Office: Reference SF1.3

Area M03: Wall and door relocated

Area M07: Door relocated

Area M08: Conference room added

(C7 to E8) QA Office: Reference SF1.3

Area Q01 to Q05: Office space and Quality Lab added.

(C1 to F10)+(A7 to C10) General Manufacturing: General subdivision of this area into rooms designated on SF1.1

Note:  Network, Phone, Electrical, Plumbing, HVAC, and Sanitary sewer drain connections to be added and / or modified to various areas and have not yet been detailed.  Concrete floor to be Epoxy coated.  Epoxy type has not yet been determined.

Area 013, 014: Step and Repeat:  Clean Room added

Area 017, 018, 019, 020: Added.  This area will have a concrete containment boarder and ramps leading into and out of the South East or rear portion of the room.

Area 021, 022, 024, 030 to 037: Added

Area 045 to 047: No planned structural changes

(A10 to G13) Warehouse:  Reference SF1.1

Area 049: Security Vault added:  Wall construction Concrete or Cinder block not yet detailed.

Area 048: added

Area 038: added

Area 041: Warehouse - Should be Shipping / Receiving; Some security fencing, a small guard booth, and an external fenced in truck trap with a motorized gate will be added.  Not yet shown on drawings.

EXHIBIT D

SUBLESSOR’S WORK

	Category	Deficiencies & Issues	How to Fix
1	Site drainage	Open inlet at rear of property near loading dock presents a serious hazard and must be filled.	Concrete contractor

2	Site drainage	Sink hole at inlet at the front corner of parking lot must be filled.	Frank S. to repair

3	Site-general	Debris, mostly pallets, need to be removed from dumpster area, loading dock and lunch area.	Frank S. to address

4	Exterior service walks	Unsafe gap between joints at side entrance must be corrected. (entire length of sidewalk; between slabs and between sidewalk and curb)	Concrete contractor

5	Exterior service walks	Walk has settled about 1 inch along front of building. Curb has not settled, leaving a 1” differential in elevation which must be corrected (Limit to 3 areas, 25’ of sidewalk).	Concrete contractor

6	Building exterior	Pre-cast coping must be re-grouted or sealed. Trees block access door to the transformer.	Concrete contractor Frank S. to trim tree

7	Building exterior	Windows-building had approximately 11 operable hopper windows. Gasketting in these windows has either come off or is in the process of coming off and must be replaced.	Contact window mfgr Window contractor

8	Building exterior	Curtain Wall Windows-new caulking required at base of windows.	Window contractor

9	Building exterior	Pre-Cast Panels-minor cracks in sealant between some pre-cast panels will need repair (Areas around 3 door frames).	Window contractor

10	Building interior	Stained ceiling tile just inside front corner window. Possible water leak and stained ceiling tile must be investigated and repaired.	Roofing contractor

11	Building Interior – Second Floor

Significant water stain to ceiling tile, possible due to clogged drain pan on rooftop HVAC unit (Note: the HVAC unit in the general area of this leak is not discharging condensate water).Possible water leak, HVAC clog and stained ceiling tile must be investigated and repaired.

HVAC contractor

12	Building-Exterior	Broken window on side of Building near transformer-replace window	Window Conductor

In addition, the Sublessor shall repair any additional damage which occurs after Sublease signing, but prior to the Commencement Date of the Sublease.

EXHIBIT E

SCHEDULE OF PROPERTY EXPENSES

Expenses Related to Robbinsville Facility/Operations over the Last 2 Years (200?, 2004)

Accounting [ILLEGIBLE]

Category	Supplier	Amount Paid	Month Paid	Annual Amount	Description	Detail
BR	TAX COLLECTOR, WASHINGTON TWP	170,510.00		170,510.00	Taxes for 2002	Total of a Quarterly Payments

BR	TAX COLLECTOR, WASHINGTON TWP	42,652.50	Jan-03		Taxes	1st Qtr Property Taxes
BR	TAX COLLECTOR, WASHINGTON TWP	42,652.50	Apr-03		Taxes	2nd Qtr Property Taxes
BR	TAX COLLECTOR, WASHINGTON TWP	48,037.50	Jul-03		Taxes	3rd Qtr Property Taxes
BR	TAX COLLECTOR, WASHINGTON TWP	48,037.50	Oct-03	181,420.00	Taxes	4th Qtr Property Taxes
BR	TAX COLLECTOR, WASHINGTON TWP	45,358.00	Jan-04		Taxes	1st Qtr Property Taxes
BR	TAX COLLECTOR, WASHINGTON TWP	45,358.00	Apr-04		Taxes	2nd Qtr Property Taxes
BR	TAX COLLECTOR, WASHINGTON TWP	38,382.12	Jul-04		Taxes	3rd Qtr Property Taxes
BR	TAX COLLECTOR, WASHINGTON TWP	38,382.12	Oct-04	109,474.24	Taxes (Estimate)	4th Qtr Property Taxes

BR	APPLEGATE ROAD OWNERS ASSOCIATION	5,212.55	Mar-03		Assoc Service Fees	2003 Est. Park Maint Rec & 2002 Park Maint Rec
BR	APPLEGATE ROAD OWNERS ASSOCIATION	4,480.75	Mar-04		Assoc Service Fees
				4,4?0.75
BR	NEW JERSEY DIVISION OF FIRE SAFETY	1,180.00	Jan-03		Annual Life Hazard Line Reg Fee	Required annual registration fee (uniform fire safety act)
BR	NEW JERSEY DIVISION OF FIRE SAFETY	1,41?.?0	Jan-04		Annual Life Hazard Line Reg Fee	Required annual registration fee (uniform fire safety act)
				1,415.00
BR	NEW JERSEY DEPARTMENT OF COMMUNITY AFFAIRS DIVISION OF CODES AND STANDARDS	292.00	May-03		Annual Assoc dues	Annual Inspection Fee for Elevator Safety
BR	NEW JERSEY DEPARTMENT OF COMMUNITY AFFAIRS DIVISION OF CODES AND STANDARDS	292.00	Apr-04		Annual Assoc dues	Annual Inspection Fee for Elevator Safety
				202.00
BR	TREASURER - STATE OF NEW JERSEY	40.00	May-04		Hazardous Waste Compliance Monitoring Fees (Assessed annually)
				40.00
BR	OTIS ELEVATOR COMPANY	548.30	Feb-03		City Elevator Service Contract	2/1/03 to 4/30/03
BR	OTIS ELEVATOR COMPANY	548.30	May-03		City Elevator Service Contract	5/1/03 to 7/31/03
BR	OTIS ELEVATOR COMPANY	584.23	Aug-03		City Elevator Service Contract	8/1/03 to 10/31/03
BR	OTIS ELEVATOR COMPANY	584.23	Oct-03	2,265.00	City Elevator Service Contract	11/1/03 to 1/31/04
BR	OTIS ELEVATOR COMPANY	584.23	Feb-04		City Elevator Service Contract	2/1/04 to 4/30/04
BR	OTIS ELEVATOR COMPANY	584.23	Apr-04		City Elevator Service Contract	5/1/04 to 7/31/04
BR	OTIS ELEVATOR COMPANY	??.14	Aug-04		City Elevator Service Contract	8/1/04 to 10/31/04
BR	OTIS ELEVATOR COMPANY	??.14	Oct-04		City Elevator Service Contract (Estimated)	11/1/04 to 1/31/05
				2,420.74
BR	JAMES & HUNT MFG CO	307.50	Jan-03		Fire Extinguishers Serviced	Service call & Inspection
				397.50

BR	TOTAL ANNUAL EXPENSES RELATED TO THE BUILDING			??

D	BOC GASES	12.29	Jan-03		Gas [ILLEGIBLE]
D	BOC GASES	12.??	Feb-03		Gas [ILLEGIBLE]

D	CONSUMERS NEW JERSEY WATER CO	410.01	Jan-03		Fire Service Charge	Dec 1 to Dec 31, 1-8? sprinkler w/o ?? & hydrant
D	CONSUMERS NEW JERSEY WATER CO	410.01	Feb-03		Fire Service Charge

D	BRUSHELL NURSERY & LANDSCAPING	1,245.50	Nov-02		Building Maintenance/Landscaping	[ILLEGIBLE]
D	WINDSOR LAWN SPRINKLER INC	111.30	Nov-02		Building Maintenance/Landscaping	[ILLEGIBLE] Sprinkler System
D	BRUSHELL NURSERY & LANDSCAPING	318.00	Dec-02		Building Maintenance/Landscaping	Snow Removal
D	BRUSHELL NURSERY & LANDSCAPING	1,245.50	Jan-03		Building Maintenance/Landscaping

D	SONITROL SECURITY SYSTEMS OF CENTRAL NJ	851.?2	Dec-02		Security	1st quarter monitoring
D	SONITROL SECURITY SYSTEMS OF CENTRAL NJ	1,708.84	Mar-03		Security	4th qtr, 2nd qtr monitoring
D	SONITROL SECURITY SYSTEMS OF CENTRAL NJ	887.43	Jun-03		Security
D	SONITROL SECURITY SYSTEMS OF CENTRAL NJ	887.43	Sep-03		Security
D	SONITROL SECURITY SYSTEMS OF CENTRAL NJ	887.43	Dec-03		Security
D	SONITROL SECURITY SYSTEMS OF CENTRAL NJ	887.43	Mar-04		Security
D	SONITROL SECURITY SYSTEMS OF CENTRAL NJ	887.43	Jun-04		Security
D	SONITROL SECURITY SYSTEMS OF CENTRAL NJ	887.43	Aug-04		Security

BR      Building Related - Payable regardless of who owns or occupies the building

  D      Discretionary - A function of who occupies the building and the [ILLEGIBLE] that the [ILLEGIBLE]

Category	Supplier	Amount Paid	Month Paid	Annual Amount	Description	Detail
U	CONSUMERS NEW JERSEY WATER CO	91.89	Nov-02		Water
U	CONSUMERS NEW JERSEY WATER CO	410.01	Nov-02		Water
U	CONSUMERS NEW JERSEY WATER CO	410.01	Dec-02		Water
U	CONSUMERS NEW JERSEY WATER CO	62.32	Dec-02		Water
U	CONSUMERS NEW JERSEY WATER CO	59.??	Jan-03		Water
U	CONSUMERS NEW JERSEY WATER CO	59.??	Feb-03		Water
U	CONSUMERS NEW JERSEY WATER CO	472.33	Mar-03		Water
U	CONSUMERS NEW JERSEY WATER CO	472.33	Apr-03		Water
U	CONSUMERS NEW JERSEY WATER CO	472.33	May-03		Water
U	CONSUMERS NEW JERSEY WATER CO	4??.37	Jun-03		Water
U	CONSUMERS NEW JERSEY WATER CO	4??.37	Jul-03		Water
U	CONSUMERS NEW JERSEY WATER CO	?72.?3	Aug-03		Water
U	CONSUMERS NEW JERSEY WATER CO	469.37	Sep-03		Water
U	CONSUMERS NEW JERSEY WATER CO	469.37	Oct-03		Water
U	CONSUMERS NEW JERSEY WATER CO	466.41	Nov-03		Water
U	CONSUMERS NEW JERSEY WATER CO	4??.37	Dec-03	4,621.80	Water
U	CONSUMERS NEW JERSEY WATER CO	4??.37	Jan-04		Water
U	CONSUMERS NEW JERSEY WATER CO	466.41	Feb-04		Water
U	CONSUMERS NEW JERSEY WATER CO	4??.37	Mar-04		Water
U	CONSUMERS NEW JERSEY WATER CO	4??.37	Apr-04		Water
U	CONSUMERS NEW JERSEY WATER CO	4??.37	May-04		Water
U	AQUA NEW JERSEY WATER CO	4??.37	Jun-04		Water
U	AQUA NEW JERSEY WATER CO	466.54	Jul-04		Water
U	AQUA NEW JERSEY WATER CO	473.54	Aug-04		Water

U	JERSEY CENTRAL POWER & LIGHT	7,???.0?	Nov-02		Electric
U	JERSEY CENTRAL POWER & LIGHT	7,859.49	Jan-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	6,022.67	Jan-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	5,849.00	Feb-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	13,165.04	Mar-03		Electric
U	JERSEY CENTRAL POWER & LIGHT		Apr-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	2,900.09	May-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	5,739.63	Jun-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	4,932.40	Jul-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	5,445.81	Aug-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	5,15?.??	Sep-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	2,787.14	Oct-03		Electric
U	JERSEY CENTRAL POWER & LIGHT	2,820.14	Nov-03		Electric
U	JERSEY CENTRAL POWER & LIGHT		Dec-03	53,618.90	Electric
U	JERSEY CENTRAL POWER & LIGHT	7,827.47	Jan-04		Electric
U	JERSEY CENTRAL POWER & LIGHT		Feb-04		Electric
U	JERSEY CENTRAL POWER & LIGHT	8,549.60	Mar-04		Electric
U	JERSEY CENTRAL POWER & LIGHT	3,833.39	Apr-04		Electric
U	JERSEY CENTRAL POWER & LIGHT	3,315.16	May-04		Electric
U	JERSEY CENTRAL POWER & LIGHT	4,039.97	Jun-04		Electric
U	JERSEY CENTRAL POWER & LIGHT	4,044.3?	Jul-04		Electric
U	JERSEY CENTRAL POWER & LIGHT	4,508.00	Aug-04		Electric

U	MIDCO WASTE SYSTEMS	?,320.63	Nov-02		Waste Disposel
U	MIDCO WASTE SYSTEMS	35.00	Nov-02		Waste Disposel	Monthly Charge
U	MIDCO WASTE SYSTEMS	593.40	Dec-02		Waste Disposel
U	MIDCO WASTE SYSTEMS	35.00	Dec-02		Waste Disposel	Monthly Charge
U	MIDCO WASTE SYSTEMS	713.57	Jan-03		Waste Disposel	40 Yd Comp Pull & [ILLEGIBLE]
U	MIDCO WASTE SYSTEMS	413.40	Jan-03		Waste Disposel	Equipment Rental
U	MIDCO WASTE SYSTEMS	414.37	Feb-03		Waste Disposel
U	MIDCO WASTE SYSTEMS	413.40	Feb-03		Waste Disposel	Equipment Rental
U	MIDCO WASTE SYSTEMS	37.00	Feb-03		Waste Disposel	Feb Monthly [ILLEGIBLE]
U	MIDCO WASTE SYSTEMS		Mar-03		Waste Disposel
U	MIDCO WASTE SYSTEMS		Apr-03		Waste Disposel
U	MIDCO WASTE SYSTEMS		May-03		Waste Disposel
U	MIDCO WASTE SYSTEMS		Jun-03		Waste Disposel
U	MIDCO WASTE SYSTEMS		Jul-03		Waste Disposel
U	MIDCO WASTE SYSTEMS		Aug-03		Waste Disposel

U	PSE&G CO	2,323.32	Dec-02		Gas
U	PSE&G CO	5,4??.79	Jan-03		Gas
U	PSE&G CO	3,373.64	Feb-03		Gas
U	PSE&G CO	3,?75.54	Mar-03		Gas
U	PSE&G CO	3,187.65	Apr-03		Gas
U	PSE&G CO	664.90	May-03		Gas
U	PSE&G CO	281.51	Jun-03		Gas
U	PSE&G CO	?26.20	Jul-03		Gas
U	PSE&G CO	116.85	Aug-03		Gas
U	PSE&G CO	111.64	Sep-03		Gas
U	PSE&G CO	112.68	Oct-03		Gas
U	PSE&G CO	148.66	Nov-03		Gas
U	PSE&G CO	898.64	Dec-03	18,?33.30	Gas
U	PSE&G CO	2,27?.86	Jan-04		Gas
U	PSE&G CO	3,592.09	Feb-04		Gas
U	PSE&G CO	3,409.?1	Mar-04		Gas
U	PSE&G CO	2,240.24	Apr-04		Gas
U	PSE&G CO	11,226.15	May-04		Gas
U	PSE&G CO	159.60	Jun-04		Gas
U	PSE&G CO	120.13	Jul-04		Gas
U	PSE&G CO	116.05	Aug-04		Gas

U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES	183.55	Feb-03		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES		Mar-03		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES		Apr-03		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES	160.00	Apr-03		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES		May-03		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES	360.00	May-03		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES		Jun-03		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES	721.58	Feb-04		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES		Aug-04		Sewer
U	WASHINGTON TOWNSHIP MUNICIPAL UTILITIES		Aug-04		Sewer

U	[ILLEGIBLE] - The amount of water, electricity, water [ILLEGIBLE] is a function of the type of activity in the Building; It is likely to be different for each occupant